As Filed with the Securities and Exchange Commission on May 2, 2006
                           Registration No. ____________________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 FTS Group, Inc.
                             -----------------------
                 (Name  of  small  business  issuer  in  its  charter)

        Nevada                           2253                  84-1416864
      ---------                       ----------               ----------
(State  or  jurisdiction    (Primary  Standard  Industrial  (I.R.S.  Employer
of  incorporation  or       Classification  Code  Number)   Identification
    Organization) No.)

                7610 West Hillsborough Ave., Tampa, Florida 33615
                            Telephone: (813) 868-3600
          (Address and telephone number of principal executive offices)


                7610 West Hillsborough Ave., Tampa, Florida 33615
                            Telephone: (813) 868-3600
(Address of principal place of business or intended principal place of business)

                                 Scott Gallagher
                             Chief Executive Officer
                                 FTS Group, Inc.
                7610 West Hillsborough Ave., Tampa, Florida 33615
                            Telephone: (813) 868-3600
            (Name, address and telephone number of agent for service)

                                    Copy to:

                               Amy M.Trombly, Esq.
                          1320 Centre Street, Suite 202
                                Newton, MA 02459
                              phone (617) 243-0060
                               fax (617) 243-0066

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                    Proposed              Proposed
Title of each class                 maximum               maximum
of securities to be  Amount to be   offering price per    Aggregate            Amount of
registered           registered (1) security (2)          offering price   registration fee
-------------------  -------------  --------------------  ---------------  -----------------
Common stock
par value $.001      212,848,288           $0.07          $14,899,380.16       $ 1,594.23
per share
-------------------  -------------  --------------------  ---------------  -----------------

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Act"), this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The price of $0.07 per share, which was the average of the high and low prices of the Registrant's common stock, as reported on the Over-The-Counter Bulletin Board on April 21, 2006 is set forth solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS

                                 FTS GROUP, INC.
                        OFFERING UP TO 212,848,288 SHARES
                                 OF COMMON STOCK

This prospectus relates to the resale of up to 212,848,288 shares of our common stock by selling shareholders. We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. We may, however, receive proceeds from the exercise of warrants. All costs associated with this registration will be borne by us.

Our common stock is traded on the Over-The-Counter Bulletin Board under the trading symbol "FLIP.OB." On April 21, 2006, the last reported sale price for our common stock on the OTCBB was $0.07 per share.

                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 4

You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. It is a criminal offense to make any representation to the contrary.

Subject to Completion, The date of this prospectus is May 2, 2006.

                                TABLE OF CONTENTS


PROSPECTUS  SUMMARY                                                         3
RISK  FACTORS                                                               4
USE  OF  PROCEEDS                                                           8
DETERMINATION  OF  OFFERING  PRICE                                          8
DILUTION                                                                    8
SELLING  SECURITY  HOLDERS                                                  9
PLAN  OF  DISTRIBUTION                                                     11
LEGAL  PROCEEDINGS                                                         12
DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS AND CONTROL PERSONS            12
SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT      13
DESCRIPTION  OF  SECURITIES                                                13
INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL                                 16
DISCLOSURE  OF  COMMISSION  POSITION  OF  INDEMNIFICATION  FOR  SECURITIES
   ACT  LIABILITIES                                                        16
ORGANIZATION  WITHIN  LAST  FIVE  YEARS                                    16
DESCRIPTION  OF  BUSINESS                                                  16
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION           20
DESCRIPTION  OF  PROPERTY                                                  23
CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS                         23
MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS            24
EXECUTIVE  COMPENSATION                                                    24
FINANCIAL  STATEMENTS                                                      26
CHANGES  IN  AND  DISAGREEMENTS  WITH  ACCOUNTANTS  ON  ACCOUNTING  AND
   FINANCIAL  DISCLOSURE                                                   46
INDEMNIFICATION OF DIRECTORS AND OFFICERS                                  46
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION                                47
RECENT SALES OF UNREGISTERED SECURITIES                                    47
EXHIBITS                                                                   49
UNDERTAKINGS                                                               52

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial statements and the notes relating to the financial statements.

THE COMPANY

We are engaged in the acquisition and development of a chain of full service retail wireless stores in the Florida Gulf Coast region and the Philadelphia suburban market. Our primary business is the marketing, sale and activation of cellular and satellite handsets, cellular accessories and other related wireless products such as Wi-Fi service and related access equipment for residential or business purposes. We also market and sell products worldwide through our web sites.

THE OFFERING

This prospectus relates to the resale of up to 212,848,288 shares of our common stock by several selling shareholders who obtained shares of our common stock and warrants in a private placement transaction. This prospectus covers the resale of our stock by the selling shareholders either in the open market or to other investors through negotiated transactions.


Common  stock  offered                     212,848,288 shares

Use  of  proceeds                          We  will  not receive any  proceeds
                                           from  the  sale  by  the  selling
                                           stockholder  of  our  common
                                           stock.  However,  we  may  receive
                                           proceeds  from  the  exercise  of
                                           warrants.  See  "Use  of  Proceeds."

Symbol  for  our  common  stock            Our  common  stock  trades  on
                                           The  OTCBB  Market  under  the
                                           symbol  "FLIP.OB"

                                How to Contact Us

Our business address is 7610 West Hillsborough Ave., Tampa, Florida, 33615. Our telephone number is (813) 868-3600.

OUR  CAPITAL  STRUCTURE  AND  SHARES  ELIGIBLE  FOR  FUTURE  SALE

Shares of common stock outstanding as of May 1, 2006 (1)                      129,208,394

Shares of common stock potentially issuable pursuant to warrants
registered in this prospectus                                                  72,198,364

Shares of common stock potentially issuable pursuant to convertible notes
registered in this prospectus                                                  92,931,100

                                                         Total                294,337,858

(1) Assumes:

- No exercise of outstanding warrants to purchase an aggregate of 1,036,000 shares of our common stock at an exercise price of $1.50 per share. The warrants expire in 2010.

- No exercise of options outstanding to purchase 598,000 shares of our common stock at exercises prices ranging from $0.81 per share to $2.75 per share. The options expire on July 27, 2007.

- No exercise of warrants outstanding to purchase 3,000,000 shares of our common stock at an exercise price of $0.25 per share. The warrants expire August 7, 2007.

-No conversion of the 1,000,000 shares of Series B Preferred Stock. The shares can be converted the option of either the Company or the holder at any time after January 3, 2008. The 1,000,000 shares of Series B Preferred Stock convert into 25,000,000 shares of common stock.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and information in our periodic reports filed with the SEC. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially and adversely affected and you may lose some or all of your investment.

WE HAD A LOSS FOR THE YEAR ENDED DECEMBER 31, 2005 THERE IS A RISK WE MAY NEVER BECOME PROFITABLE.

We had a net loss of $2,328,353 for the year ended December 31, 2004 and a net loss of $1,997,236 for the year ended December 31, 2005. Our future operations may not be profitable if we are unable to develop and expand our wireless business and our Internet operations. Revenues and profits, if any, will depend upon various factors, including whether we will be able to receive funding to advertise our products or find additional businesses to operate and/or acquire. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN DUE TO RECURRING LOSSES AND WORKING CAPITAL SHORTAGES, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING.

Our audited financial statements for the fiscal year ended December 31, 2005, reflect a net loss of $1,997,236 and stockholders' equity of $212,411 as of December 31,2005. These conditions raise substantial doubt about our ability to continue as a going concern if sufficient additional funding is not acquired or alternative sources of capital are not developed to meet our working capital needs. If we can not obtain additional funding as needed, our business may fail.

WE MAY, IN THE FUTURE, ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK WHICH WOULD REDUCE INVESTORS PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our articles of incorporation authorize the issuance of 150,000,000 shares of common stock. As of February 15, 2006 we have 114,589,131 shares of our common stock issued and outstanding. We are also authorized to issue 150,000 shares of our Series A 10% convertible preferred stock of which no shares are issued or outstanding and 4,850,000 undesignated preferred shares of which no shares are issued or outstanding. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions will have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

WE ONLY RECENTLY ACQUIRED OUR OPERATING UNIT AND HAVE BEEN SELLING WIRELESS COMMUNICATIONS AND NETWORKING PRODUCTS AND SERVICES FOR A SHORT PERIOD OF TIME AND WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE OUR BUSINESS.

We began our retail wireless operations in February 2003 with our acquisition of selected assets of Simply Cellular, Inc. Since we have just begun operations in this industry, we may not find commercial acceptance of our products and services. We have no way of predicting whether our marketing efforts will be successful in attracting new customers and acquiring market share. We may not be able to acquire products and technologies that will attract customers without which we cannot operate profitably.

OUR OPERATING RESULTS HAVE FLUCTUATED SIGNIFICANTLY IN THE PAST AND WE BELIEVE THEY WILL FLUCTUATE SIGNIFICANTLY FOR THE FORESEEABLE FUTURE. INVESTORS MAY PREFER STABLE AND PREDICTABLE OPERATING RESULTS AND MAY SELL OUR STOCK IF OUR OPERATING RESULTS CONTINUE TO FLUCTUATE OR DO NOT MEET THEIR EXPECTATIONS FOR GROWTH. AS A RESULT YOUR INVESTMENT IN OUR STOCK MAY LOSE VALUE.

Our quarterly results of operations have varied in the past and are likely to continue to vary significantly from quarter to quarter. Our operating expenses are based on expected future revenues and are relatively fixed in the short term. If our revenues are lower than expected, our results of operations could be lower than expected. Additionally, we are unable to forecast our future revenues with certainty because our business plan contemplates the acquisition of new enterprises, which may not occur. Many factors can cause our financial results to fluctuate, some of which are outside of our control. Quarter-to-quarter comparisons of our operating results may not be meaningful and you should not rely upon them as an indication of our future performance. In addition, during certain future periods our operating results likely will fall below the expectations of public market analysts and investors. In this event, the market price of our common stock likely would decline.

WE NEED ADDITIONAL CAPITAL TO GROW OUR BUSINESS AND IF WE DO NOT FIND SUCH CAPITAL ON ACCEPTABLE TERMS, WE WILL NOT BE ABLE TO FULLY IMPLEMENT OUR BUSINESS PLAN.

We believe we must grow our operations to generate enough revenue to cover our operating and overhead costs. Therefore, our business plan contemplates the acquisition of new enterprises. The proceeds from our existing financial arrangement may not be sufficient to fully implement our business plan. Additionally, we may not be able to generate sufficient revenues from our existing operations to fund our capital requirements. Accordingly, we may require additional funds to enable us to operate profitably. Such financing may not be available on terms acceptable to us. We currently have no bank borrowings or credit facilities, and we may not be able to arrange any such debt financing. Additionally, we may not be able to successfully consummate additional offerings of stock or other securities in order to meet our future capital requirements. If we cannot raise additional capital through issuing stock or bank borrowings, we may not be able to sustain or grow our business.

TO  BECOME PROFITABLE  AND  GROW, WE MUST SUCCESSFULLY INTEGRATE NEW BUSINESSES.

Our success depends upon our ability to identify and acquire undervalued businesses. Although we have identified certain companies available for potential acquisition that are undervalued and might offer attractive business opportunities, we may not be able to negotiate profitable acquisitions. If we do make business acquisitions, we must continue to implement and improve our operational, financial and management information systems. We must also hire, train and retain additional qualified personnel, continue to expand and upgrade core technologies, and effectively manage our relationships with customers, suppliers, and other third parties. If we expand as anticipated, expansion could place a significant strain on our current services and support operations, sales and administrative personnel, capital resources, and other company resources. If we fail to effectively manage our growth, our expenses may increase which could lower our earnings or prevent us from becoming profitable. Failure to effectively manage our growth could also result in us failing to generate sufficient revenues to become profitable.

WE DEPEND ON MR. SCOTT GALLAGHER, OUR CHIEF EXECUTIVE OFFICER, AND IF HE LEAVES US, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

Our success in achieving our growth objectives depends upon the efforts of our top management team including the efforts of Mr. Scott Gallagher. The loss of Mr. Gallagher's services would negatively affect our ability to implement our business plan, and, as a result, our financial condition, including our cash position, ability to obtain funding and generate revenues would be harmed. Although we intend to apply for key-man life insurance, we do not currently maintain key life insurance policies for Mr. Gallagher.

OUR STOCK PRICE IS VOLATILE AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT A PRICE HIGHER THAN WHAT YOU PAID.

The market for our common stock is highly volatile. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations. As a result, the market price of our common stock could decrease without regard to our operating performance. In addition, we believe factors such as quarterly fluctuations in our financial results, announcements of technological innovations or new products by our competitors or us, changes in prices of our products and services or our competitors' products and services, changes in our product mix and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. If our stock price fluctuates, you may not be able to sell your shares at a price higher than what you paid.

THE LIMITED TRADING VOLUME OF OUR STOCK MAY DEPRESS THE PRICE OF OUR STOCK OR CAUSE IT TO FLUCTUATE SIGNIFICANTLY.

There has been a limited public market for our common stock and an active trading market for our common stock may not develop. As a result, you may not be able to sell your common stock in short time periods, or possibly at all.

WE MUST COMPLY WITH PENNY STOCK REGULATIONS WHICH COULD EFFECT THE LIQUIDITY AND PRICE OF OUR STOCK.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to: Deliver a standardized risk disclosure document prepared by the SEC; Provide the customer with current bid and offers quotations for the penny stock; Explain the compensation of the broker-dealer and its salesperson in the transaction; Provide monthly account statements showing the market value of each penny stock held in the customer's account; Make a special written determination that the penny stock is a suitable investment for the purchaser and receives the purchaser's; and Provide a written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

WE DEPEND ON THIRD PARTY VENDORS AND IF WE ARE NOT ABLE TO SECURE COST-EFFECTIVE PRODUCTS, WE MAY NOT BECOME OR REMAIN PROFITABLE.

Our performance depends on our ability to purchase products in sufficient quantities at competitive prices and on our vendors' ability to make and deliver high quality products in a cost effective, timely manner. Some of our smaller vendors have limited resources, production capacities, and limited operating histories. We have no long-term purchase contracts or other contracts that provide continued supply, pricing or access to new products and any vendor or distributor could discontinue selling to us at any time. We may not be able to acquire the products that we need in sufficient quantities or on terms that are acceptable to us in the future. As a result, we may not become profitable.

WE EARN REVENUES BASED ON AGREEMENTS WITH CELLULAR AND SATELLITE SERVICE PROVIDERS AND, IF THE CONTRACTS ARE CANCELLED, OUR REVENUES MAY DECREASE AND WE MAY NOT BECOME PROFITABLE.

We earn revenues by providing cellular and satellite activations for major wireless carriers such as Metro PCS, Cingular, Sprint/Nextel, and GlobalStar. These agreements are partly based on geography and we signed contracts to earn revenues from activations in Florida. Our agreements may be cancelled at any time by either party. If any of our agreements are cancelled, we will not earn activations through that carrier which will cause our revenues to decrease. If we do not provide activations for a broad line of carriers, our stores will not be as competitive. As a result, our revenues may decrease and we may not become profitable.

WE MAY NOT BE ABLE TO SUCCESSFULLY COMPETE WITH OTHER COMPANIES WHICH WOULD NEGATIVELY AFFECT OUR EARNINGS AND POSSIBLY CAUSE A DECLINE IN OUR STOCK.

We operate in a highly competitive environment. We principally compete with other independent retailers, privately held chains that offer a broad range of products and carrier owned and operated stores with more name recognition and brand identity than us. We believe that success in the industry is based on maintenance of product quality, competitive pricing, delivery efficiency, customer service and satisfaction levels, maintenance of satisfactory dealer relationships, and the ability to anticipate technological changes and changes in customer preferences. Additionally, we believe competition may become more intense over time due to an increasing percentage of customers that already own the products we sell. If we can not compete in our markets, we will not sell a sufficient number of products to generate enough revenues to become profitable. Additionally, our suppliers, whose products we distribute, or major cellular phone manufacturers, may acquire, startup, and or expand their own distribution systems to sell directly to commercial and retail customers which would cause us to lose revenue which could ultimately cause a decline in the value of our stock.

THE TELECOMMUNICATIONS INDUSTRY IS CONSTANTLY EVOLVING AND IF THE INDUSTRY DOES NOT REMAIN AN ATTRACTIVE INVESTMENT OPPORTUNITY FOR US WE MAY HAVE TO SHIFT OUR BUSINESS PLAN WHICH COULD RESULT IN LOWER OR NO EARNINGS AND OUR STOCK PRICE COULD DECLINE.

The technology that our products rely on is constantly changing. The rapid change in technology may lead to the development of wireless telecommunications services or alternative services that consumers prefer over traditional cellular. As a result, we must continue to stay current with new technologies and offer products and services that meet customer demands. It is difficult to predict how our product line will evolve over time and what our profitability margins will be on future products. It is also difficult to predict whether consumers will purchase new products to take advantage of advancements in technology. There is uncertainty as to the extent to which airtime charges and monthly recurring charges may continue to decline. If the technology that our products rely on changes in a way that reduces customer demand for our products or reduces the profitability of our products, we may have to adjust our business plan. If we adjust our business plan, our revenues and earnings may decrease and our stock price may move lower.

WE SELL PRODUCTS THAT RELY ON THIRD PARTY NETWORKS TO OPERATE. IF ANY NETWORK DISRUPTION OCCURS, OUR REVENUES AND EARNINGS MAY DECREASE.

The products we sell rely on the efficient and uninterrupted operation of cellular and satellite networks, which are built and maintained by third parties such as Cingular and Sprint. Any failure of these cellular or satellite systems could cause our products to work poorly or not at all. A failure by these third parties to maintain their cellular and satellite systems could result in lower sales of our products which could reduce our revenues and lower our earnings. Additionally, our customers may not understand that the failure of a cellular or satellite system is due to a third party rather than our products and our reputation could be harmed. If our reputation is harmed, we may have difficulty selling our products. We may have to increase our advertising costs to repair our reputation or educate consumers. As a result, a third party failure may result in us failing to become profitable or, if we become profitable, we may not be able to sustain profitability.

                                 USE OF PROCEEDS

The 212,848,288 shares of common stock covered by this prospectus are to be sold by certain selling shareholders who will receive all of the proceeds from such sales. We will not receive any proceeds from the sale of our common shares. However, we may receive proceeds from the exercise of warrants. We can not predict when, or if, we will receive proceeds from the exercise of the warrants. It is possible the warrants will expire and will never be exercised. The proceeds from our exercise of warrants, if any, will be used for working capital and general corporate expenses, expansion of our internal operations and potential acquisition costs, although we do not currently have any agreements or arrangements for pending acquisitions.

Proceeds of the offering which are not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds and other high-grade, short-term interest-bearing investments.

                         DETERMINATION OF OFFERING PRICE

The selling stockholders may sell shares from time to time in negotiated transactions, brokers transactions or a combination of such methods at market prices prevailing at the time of the sale or at negotiated prices.


                            SELLING SECURITY HOLDERS

Based upon information available to us as of April 21, 2006, the following table sets forth the name of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

Selling  Stockholder                            Number of shares     Number of Shares that may be      Number of Shares
                                               beneficially owned          offered pursuant to        Beneficially Owned
                                               before offering              this prospectus             After Offering (1)
Alpha Capital Aktiengesellschaft (2)              54,119,663                 54,119,663                          0
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein

Bristol Investment Fund, Ltd. (3)                 30,220,792                 30,220,792                          0
Caledonian House, Jennett Street
George Town, Grand Cayman
Cayman Islands

Whalehaven Capital Fund Limited (4)               45,331,100                 45,331,100                          0
3rd Floor, 14 Par-Laville Road
Hamilton, Bermuca HM08

Ellis International Ltd. (5)                      27,059,825                 27,059,825                          0
53rd Street Urbanizacion Obarrio
Swiss Tower, 16th Floor, Panama
Republic of Panama

Omega Capital Small Cap Fund (6)                  13,529,938                 13,529,938                          0
1403 44th Street, Suite 214
Brooklyn, NY  11219

CMS Capital (7)                                   11,332,825                 11,332,825                          0
9612 Ventura Blvd., Suite 108
Panorama City, CA 91402

Iroquois Master Fund (8)                          22,665,552                 22,665,552                          0
641 Lexinton Avenue, 26th Floor
New York, NY  10022

Asher Brand (9)                                    2,029,531                  2,029,531                          0
30 Olympia Lane
Monsey, NY 10952

Momona Capital Corp. (10)                          4,059,062                  4,059,062                          0
3 Martha Road
Monsey, NY  10952

Olympus Securities (11)                            2,500,000                  2,500,000                          0
5 Magnolia Ln.
Boonton, NJ 07005

(1) Assumes all shares are sold pursuant to this Prospectus.

(2) Alpha Capital Aktiengesellschaft owns 9,866,800 shares of common stock, 25,287,350 shares that may issue upon conversion of a convertible note, 12,643,675 shares upon exercise of class A warrants, and 6,321,838 shares upon exercise of class B warrants. Konrad Ackerman and Rainer Posch, as directors, have voting and investment control over the securities held by Alpha Capital Aktiengesellschaft. Mr. Ackerman and Mr. Posch disclaim beneficial ownership of these securities.

(3) Bristol Investment Fund, Ltd. owns 8,094,287 shares of common stock, 12,643,700 shares that may issue upon conversion of a convertible note, 6,321,850 shares upon exercise of class A warrants, and 3,160,925 shares upon exercise of class B warrants. Bristol Capital Advisors, LLC is the investment manager to Bristol Investment Fund, Ltd. Paul Kessler is the manager of Bristol Advisors, LLC, and as such has voting and investment control over the securities held by Bristol Investment Fund, Ltd. Mr. Kessler disclaims beneficial ownership of these securities. Under the subscription agreement dated December 25, 2005, the conversion of the note and exercise of the warrants limits the number of shares that can be beneficially owned by Bristol Investment Fund, Ltd. to 4.9%.

(4) Whalehaven Capital Fund, Limited owns 12,141,475 shares of common stock, 18,965,500 shares that may issue upon conversion of a convertible note, 9,482,750 shares upon exercise of class A warrants, and 4,741,375 shares upon exercise of class B warrants. Arthur Jones, Jennifer Kelly, and Derek Wood, as directors, have voting and investment control over the securities held by Whalehaven Capital Fund. Mr. Jones, Ms. Kelly, and Mr. Wood disclaim beneficial ownership of these securities. Under the subscription agreement dated December 25, 2005, the conversion of the note and exercise of the warrants limits the number of shares that can be beneficially owned by Whalehaven Capital Fund, Ltd. to 4.9%.

(5) Ellis International Ltd. owns 4,933,400 shares of common stock, 12,643,650 shares that may issue upon conversion of a convertible note, 6,321,850 shares upon exercise of class A warrants, and 3,160,925 shares upon exercise of class B warrants. Wilhelm Unger, as director of Ellis International Ltd., has voting and investment control over the securities held by Ellis International Ltd. Mr. Unger disclaims beneficial ownership of these securities. Under the subscription agreement dated December 25, 2005, the conversion of the note and exercise of the warrants limits the number of shares that can be beneficially owned by Ellis International Ltd to 4.9%.

(6) Omega Capital Small Cap Fund owns 2,466,700 shares of common stock, 6,321,850 shares that may issue upon conversion of a convertible note, 3,160,925 shares upon exercise of class A warrants, and 1,580,463 shares upon exercise of class B warrants. Herman Segal has voting and investment control over the securities held by Omega Capital Small Cap Fund. Mr. Segal disclaims beneficial ownership of these securities. Under the subscription agreement dated December 25, 2005, the conversion of the note and exercise of the warrants limits the number of shares that can be beneficially owned by Omega Capital Small Cap Fund to 4.9%.

(7) CMS Capital owns 3,035,375 shares of common stock, 4,741,400 shares that may issue upon conversion of a convertible note, 2,370,700 shares upon exercise of class A warrants, and 1,185,350 shares upon exercise of class B warrants. Menachem Lipskier, as manager, has voting and investment control over the securities held by CMS Capital. Mr. Lipskier disclaims beneficial ownership of these securities. Under the subscription agreement dated December 25, 2005, the conversion of the note and exercise of the warrants limits the number of shares that can be beneficially owned by CMS Capital to 4.9%.

(8) Iroquois Master Fund owns 6,070,739 shares of common stock, 9,482,750 shares that may issue upon conversion of a convertible note, 4,741,375 shares upon exercise of class A warrants, and 2,370,688 shares upon exercise of class B warrants. Joshua Silverman has voting and investment control over the shares held by Iroquois Master Fund Ltd. Mr. Silverman disclaims beneficial ownership of these shares. Under the subscription agreement dated December 25, 2005, the conversion of the note and exercise of the warrants limits the number of shares that can be beneficially owned by Iroquois Master Fund to 4.9%.

(9) Mr. Asher Brand owns 370,006 shares of common stock, 948,300 shares that may issue upon conversion of a convertible note, 474,150 shares upon exercise of class A warrants, and 237,075 shares upon exercise of class B warrants. Mr. Brand has sole voting and dispositive power of these shares. Under the subscription agreement dated December 25, 2005, the conversion of the note and exercise of the warrants limits the number of shares that can be beneficially owned by Mr. Asher Brand to 4.9%.

(10) Momona Capital Corp. owns 740,012 shares of common stock, 1,896,600 shares that may issue upon conversion of a convertible note, 948,300 shares upon exercise of class A warrants, and 474,150 shares upon exercise of class B warrants. Arie Rabinowitz, as manager, has voting and investment control over the securities held by Momona Capital Corporation. Under the subscription agreement dated December 25, 2005, the conversion of the note and exercise of the warrants limits the number of shares that can be beneficially owned by Momona Capital Corp. to 4.9%.

(11) Olympus Securities owns 2,500,000 shares of common stock upon exercise of warrants. James Carrazza has voting and investment control over the securities held by Olympus Securities. Mr. Carrazza disclaims beneficial ownership of these securities. Under the subscription agreement dated December 25, 2005, the conversion of the note and exercise of the warrants limits the number of shares that can be beneficially owned by Olympus Securities to 4.9%.

                              PLAN OF DISTRIBUTION

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time:

- in transactions on the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale; or

- in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market; or

- at prices related to such prevailing market prices, or

- in negotiated transactions, or

- in a combination of such methods of sale; or

- any other method permitted by law.

The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

The selling shareholders and any broker-dealers who act in connection with the sale of their shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:

- engage in any stabilization activity in connection with any of the shares;

- bid for or purchase any of the shares or any rights to acquire the shares,

- attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or

- effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholders that they must effect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

                                LEGAL PROCEEDINGS

We are not aware of any litigation or potential litigation that could have a material impact on our business.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following individuals presently serve as officers and directors of the Company.

Name                     Age            Position
---------------------     -----         -----------
Scott Gallagher           39           Chairman of the Board of Directors,
                                       Chief Executive Officer and President

David R.  Rasmussen       39           Director, Chief Operating Officer


All directors hold office until the next annual meeting of stockholders and until their successors are elected. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed.

SCOTT GALLAGHER. Mr. Gallagher has been Chairman of the Board of Directors and our Chief Executive Office since January of 2002. Prior to joining us, Mr. Gallagher was the founder and President of About-Face Communications, LLC, a privately-held business consulting firm located in Yardley, Pennsylvania. Prior to founding About-Face Communications, LLC, Mr. Gallagher was the Chief Investment Officer and a general partner with the Avalon Investment Fund, a private hedge fund based in New York City and Philadelphia. Mr. Gallagher previously held S.E.C. licenses series 7, 63 and 24 all of which were retired in good standing.

DAVID R. RASMUSSEN. Mr. Rasmussen has served on our board of directors since February 10, 2002. On February 1, 2006, Mr. Rasmussen became our Chief Operation Officer and the Chief Executive Officer of our wholly-owned subsidiary, See World Satellites, Inc. Prior to joining us, Mr. Rasumussen was employed with ERC, Inc., a subsidiary of General Electric as an IT project Manager. In that position, he was charged with providing IT solutions that enable business to drive core processes and grow profitable relationships. Mr. Rasmussen received a Bachelor's degree in Computer Technology from Rockhurst University in Kansas City Missouri. He was in the United Sates Air Force and Reserves for eight years as a communications specialist.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of April 28, 2006 by each stockholder known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director, (iii) each of the executive officers named in the Summary Compensation Table who were serving as executive officers at the end of the 2005 fiscal year and (iv) all of our directors and current executive officers as a group:

The shareholders listed below have sole voting and investment power. The address of each of the beneficial owners is 7610 West Hillsborough Ave. Tampa, Fl. 33615, unless otherwise indicated.

                                         AMOUNT AND
                                         NATURE OF
                                         BENEFICIAL        PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER(1)  OWNERSHIP         OF CLASS(2)

Scott Gallagher (3)                      11,581,451            10.1%

David R.  Rasmussen (4)                   1,637,500             1.4%

Alpha Capital Aktiengesellschaft (5)      4,850,866             9.9%
Pradafant 7, Furstentums 9490
Vaduz, Liechtenstein

All directors and current executive
 officers as a group (5 persons)         13,218,951           11.5%


      (1) The address of all individual directors and executive officers is c/o FTS Group, Inc., 7610 West Hillsborough Ave., Tampa, Florida 33615.

      (2) The number of shares of common stock issued and outstanding as of April 28, 2006 was 114,589,131 shares. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding on as of April 28, 2006, plus shares of common stock subject to options and warrants held by such person on April 28, 2006 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.

      (3) Scott Gallagher is Chairman of the Board of Directors, Chief Executive Officer and President of FTS Group, Inc. He directly owns all of his shares, and as such has voting and investment power over them.

      (4) David R. Rasmussen is Chief Operating Officer of FTS Group, Inc. he directly owns all of his shares, and as such has voting and investment power over them.

      (5) Based on a Schedule 13G filed by Alpha Capital Aktiengesellschaft on February 7, 2006. Alpha Capital Aktiengesellschaft owns 9,866,800 shares of common stock, 25,287,350 shares that may issue upon conversion of a convertible note, 12,643,675 shares upon exercise of class A warrants, and 6,321,838 shares upon exercise of class B warrants. The number of shares listed in the table above represents the maximum amount of shares that Alpha Capital Aktiengesellschaft can beneficially control under a contractually stipulated 9.9% ownership restriction. The full exercise of Alpha Capital's warrants would cause Alpha Capital to exceed this restriction. Konrad Ackerman and Rainer Posch, as directors, have voting and investment control over the securities held by Alpha Capital Aktiengesellschaft. Mr. Ackerman and Mr. Posch disclaim beneficial ownership of these securities.

                            DESCRIPTION OF SECURITIES

AUTHORIZED  CAPITAL

Our total number of our authorized shares of common stock is 150,000,000 with a par value of $.001 per share. Additionally, we are authorized to issue 5,000,000 shares of Preferred Stock. Of this 5,000,000, we have authorized up to 150,000 shares of our 10% Convertible preferred stock, Series A, $0.01 par value and 1,000,000 shares as Series B Convertible Preferred Stock. As of April 28, 2005, we had no Series A shares issued and outstanding, 1,000,000 shares of Series B stock outstanding and 3,850,000 undesignated shares of preferred stock, par value $.01 per share, of which no shares are issued or outstanding. We do not have enough authorized shares of common stock to issue all of the shares on this registration statement. We intend to hold a special meeting for the purpose of increasing our authorized shares.

COMMON  STOCK

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by our Board of Directors in its discretion from funds legally available therefore, subject to the rights of Preferred stockholders. Please refer to our discussion below under "Preferred Stock." In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities, subject to the rights of Preferred Stockholders. Please refer to our discussion below under "Preferred Stock."

Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

NONCUMULATIVE  VOTING

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Shares of common stock do not have cumulative voting rights.

PREFERRED  STOCK

Our Articles of Incorporation, as amended, vest our Board of Directors with authority to divide our preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Nevada and the Articles of Incorporation in respect to, among other things, (i) the number of shares to constitute such series and the distinctive designations thereof; (ii) the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;
(iii) whether preferred stock may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (iv) the liquidation preferences payable on Preferred stock in the event of involuntary or voluntary liquidation;
(v) sinking fund or other provisions, if any, for redemption or purchase of preferred Stock; (vi) the terms and conditions by which preferred stock may be converted, if the preferred stock of any series are issued with the privilege of conversion; and (vii) voting rights, if any.

A  total of 150,000 shares were designated Series A
Preferred Stock, however, none are outstanding. All Series A shares have an issue price and preference on liquidation equal to $1.00 per share. The Series A Preferred Shares accrue dividends at the rate of 10% per annum during the first two years following issuance, which dividend is payable in cash and is cumulative. During the third through fifth year in which the Series A Preferred Shares are outstanding, the holders are entitled to 3.75% of our net profits, Also payable in cash. We may redeem this preferred stock at any time following notice to the holder for an amount equal to the issue price, plus any accrued but unpaid dividends.

The Series A Preferred Shares are convertible into shares of our common stock at the option of the holder on a one for one basis at any time up to the fifth anniversary of the issuance. On the fifth anniversary, the Series A Preferred Shares automatically convert into shares of our common stock. The conversion rate is subject to adjustment in certain events, including stock splits and dividends. Holders of our preferred stock are entitled to one vote for each share held of record. Holders of the preferred stock vote with holders of the common stock as one class.

In April 2006, a total of 1,000,000 shares were designated Series B Preferred Stock and all 1,000,000 shares are outstanding. Upon liquidation (voluntary or otherwise), dissolution or winding up of the Company, holders of Series B Convertible Preferred Stock will receive their prorate share of the total value of the assets and funds of the Company to be distributed, assuming the conversion of Series B Convertible Preferred Stock to Common Stock. The holders of shares of Series B Convertible Preferred Stock shall not be entitled to receive dividends and shall have no voting rights. After June 1, 2006, the shares of Series B Convertible Preferred Stock shall be redeemable at $2.00 per share solely at the Company's option.

Any shares of Series B Convertible Preferred Stock may, at any time after January 3, 2008, at the option of the holder or the Corporation, be converted into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series B Convertible Preferred Stock shall be entitled upon a conversion shall be the product obtained by multiplying the number the number of shares of Series B Convertible Preferred Stock being converted by 25.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director, officer, or employee of FTS Group, Inc. Nor does any such expert or counsel have any contingent based agreement with us or any other interest in or connection to us.

    DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

Our Articles of Incorporation, as amended, provide that the Board of Directors has the power to:

- indemnify our directors, officers, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada;

- authorize payment of expenses incurred in defending a civil or criminal action; and

- purchase and maintain insurance on behalf of any director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, a amended ("Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

HISTORY

We organized as Full Tilt Sports, Inc. in 1997 as a Colorado corporation to develop and market a line of young men's casual apparel. We own several U.S. trademarks relating to that business. Effective August 23, 2000, we changed our name to FTS Apparel, Inc. Our attempts to build a profitable apparel business were unsuccessful and the prior management team was unable to raise the required funds to continue in the apparel business. As a result, we exited the apparel business. In January 2002, we experienced a change in management. Effective January 11, 2002, Scott Gallagher became our new Chairman and Chief Executive Officer and we appointed three new directors. The new Chairman agreed to purchase 1,861,618 shares of our common stock owned by two of the former officers and directors and other shareholders. The new management team initially developed a strategic plan to acquire and develop cash flow positive businesses. After an analysis of the market, management determined to primarily focus on building a diversified wireless business. FTS Wireless Inc., a wholly owned subsidiary, was organized as a Florida corporation in February 2003 to acquire and develop a chain of retail wireless locations in the Gulf Coast market of Florida. On January 26, 2004, we changed our name to FTS Group, Inc. to reflect the change in our operations. Additionally, on that date, we changed our state of incorporation from Colorado to Nevada. In January 2006, we acquired See World Satellites, Inc., a regional service provider for Dish Networks, Inc., as a wholly owned subsidiary.

BUSINESS

We develop, invest in and acquire cash-flow positive businesses and viable business projects, primarily in the wireless industry. Through our wholly-owned subsidiary FTS Wireless, Inc., we are engaged in a targeted, strategic development strategy to consolidate the highly fragmented cellular phone and services industry. As of March 1, 2006, we operated nine retail wireless locations in the Florida market. Over the past twenty-four months we have grown our business by developing and acquiring additional retail locations, as well as adding new products and services to all of our existing locations.

We operate our business as a "Bricks and Clicks" model. On the "Bricks" side of our business we operate a chain of nine retail wireless locations in the Gulf Coast market of Florida. We distribute wireless products and services from three of the nation's largest wireless carriers, Cingular Wireless, Sprint PCS and Nextel, in the Gulf Coast market of Florida and selected markets around the country. In addition we distribute handsets and sell service plans for Dallas-based Metro PCS. Metro PCS is a leading regional wireless carrier offering unlimited rate plans and unlimited text messaging plans from $35 dollars a month to customers without the need of a credit check or signing of an annual contract. Metro customers pay their wireless bill at any Metro PCS approved location for a service charge. As of March 1, 2006 six of our retail locations were approved to sell Metro PCS products and services.

On the "Clicks" side of our business model we own and operate two Internet based e-commerce wireless businesses; www.SatPhoneCentral.com, and www.CellChannel.com. We drive traffic to these businesses by offering in store specials and discounts in our retail stores as well as traditional online advertising. SatPhoneCentral.com is focused on renting and selling Global Star satellite wireless products and services to retail and business customers. CellChannel.com primarily markets and distributes wireless accessories, products and content such as custom MP3 ring tones, wallpaper and games primarily to retail and Internet customers.

We constantly re-evaluate our product portfolio to stay current with industry trends and meet the needs of our customers. We also continuously evaluate how new technologies such as Wi-Fi and Voice over Internet, or VoIP, will affect our business. We believe these new communication technologies will provide us and distributors like us with new opportunities as the technologies become more widely adopted and next generation products and services are developed and increase in demand.

THE  MARKET  FOR  OUR  PRODUCTS  AND  SERVICES

According to the semi-annual wireless industry survey released in June 2005 by the Cellular Telecommunications & Internet Association, or CTIA, 2005 was the highest growth year to date, with subscriber growth up 25 million to 194.5 million subscribers. According to a trends study from Deloitte Research, by the close of 2005, wireless subscriptions should hit nearly 2 billion on a world wide basis, with cellular mobile dominating the wireless technology field. Another key industry indicator is Minutes of Usages, or MOU, which rose 30.1% year over year in 2005. According to the CTIA, wireless penetration rates in the U.S. were over 65 percent.

We believe the increase in wireless subscribers and the substantial increase in MOU validates our business model and represents a significant opportunity for us to continue to gain market share and increase our retail and Internet distribution channels within the markets in which we operate. We have targeted our marketing and product mix towards certain niche sectors of the industry. In the third quarter of 2005, a new wireless carrier called Metro PCS entered our key market of Tampa/St. Petersburg. As of March 1, 2006, we had six retail locations that are approved to market and distribute Metro PCS products and services. Metro PCS offers customers unlimited service plans starting at $35 per month. The key differentiator is that customers do not have to enter into an annual contract or go through a credit check of any kind. The business model has been very well received in our market and Metro currently has more than 2 million subscribers. Our expansion plans for 2006 include opening additional Metro PCS approved locations as they roll out new markets during the second half of 2006.

STRATEGIC  PARTNERS  AND  CONTRACTS

Post-Paid

We activate wireless services through agreements with companies known as "Master Agents." A Master Agent has the ability to pay us a higher per activation commission than we could receive if we dealt directly with the major wireless carriers. Their commission tier is based on the consolidated monthly activations of all of their dealers. These companies pay us a commission for each new cellular customer who signs a one or two year cellular contract with the carrier. However, if that customer deactivates their cellular service within the 180-day period after signing the contract, the commission paid to us is charged back to our account and not paid. We have set up a reserve for possible activation charge-backs.

For Cingular Wireless we have an agreement in place with Philadelphia-based Master Agent Digital Communications Warehouse to market and sell Cingular products and services in approximately 19 markets around the country. For Sprint PCS we have an agreement in place with Colorado-based Master Agent Wireless Channels, Inc. to market and sell Sprint/NEXTEL products and services anywhere in the United States.

We activate and rent satellite phones through an agreement with GlobalStar. GlobalStar is one of the largest satellite communications providers in the world.

Pre-Paid

We have marketing and distribution rights from a number of national pre-paid wireless carriers known as Mobile Virtual Network Operators, or MVNOs. MVNOs resell airtime from the national carriers. We resell products and services from a number of other MVNOs such as Air Voice Wireless, Virgin Mobile, STI-Mobile and Boost Mobile through agreements with our third parties service providers. We are generally able to market and sell products and services from the MVNO in any market the MVNO operates. We derive revenue from the sale of wireless handsets and the sale of prepaid wireless airtime.

Metro Pcs

Metro PCS is a regional wireless carrier based in Dallas, Texas with more than 2 million subscribers in various markets around the U.S. including Miami, Tampa, Atlanta and Sacramento. We distribute Metro PCS wireless handsets and service plans at six of our Metro PCS approved retail wireless locations in the Tampa/ St. Petersburg market. Metro PCS owns its own network and is therefore not considered an MVNO. Since Metro PCS owns its network it has the ability to offer its customers superior rate plans in its local market. Metro markets unlimited anytime minute plans, unlimited long distance and unlimited text messaging plans beginning at $35 per month with no credit check or service contract required.

COMPETITION

We operate in a highly competitive environment. We principally compete with other independent retailers, privately held chains that offer a broad range of products, and carrier owned and operated stores with more name recognition and brand identity than us. We believe that success in the industry is based on maintenance of product quality, competitive pricing, delivery efficiency, customer service and satisfaction levels, maintenance of satisfactory dealer relationships, and the ability to anticipate technological changes and changes in customer preferences.

Carriers Corporate Owned Stores

We compete against stores owned by service carriers including:

-     Sprint/NEXTEL;
-     Cingular;
-     T-Mobile;
-     Verizon Wireless and
-     Metro PCS.

The carrier-owned corporate stores generally sell only their own wireless products and services. We believe our product offerings are superior to corporate stores because we offer customers service from multiple carriers and provide the best solution for each customer's individual needs. In addition, we offer wireless content, accessories, Wi-Fi access, Satellite phones and service.

Large National Retailers

We compete against large national retailers including:

-     Radio Shack;
-     Best Buy;
-     Staples; and
-     Office Depot.

These retailers promote wireless-boxed products with limited customer support. We believe we offer a higher level of customer service and product knowledge to our customers as compared to large national retailers. We also believe our customer service is superior because we focus only on wireless products and services, which are only a part of the business of the above-mentioned retailers. However, due to scale of purchasing power, number of locations and advertising budgets, large national retailers can sometimes offer discounts superior to ours.

Local Wireless Retailers

We compete with a variety of smaller independent retailers. Our main competitors are:

- Beepers N Phones, which operates approximately 25 stores in the state of Florida and promotes several brands of wireless products.

- PCC Wireless, which operates approximately 10 stores in the state of Florida and promotes several brands of wireless products and services.

- GCS Wireless which operates approximately 10 stores in Florida and primarily promotes products and services from only one wireless carrier.

We also compete with a variety of smaller, independent retailers operating less than three stores. We compete against these retailers by offering a broad product range and superior customer service.

MARKETING

We depend on advertising and marketing to attract new customers. We currently advertise in local print publications, including daily newspapers and weekly publications, advertise on the Internet, Radio and in flyers. Additionally, we run in store product related promotions including a referral program geared at generating new business through our existing customer base. We currently spend between $3,000 and $5,000 per month on advertising depending on the placement of our ads. During times of increased advertising, we spend approximately $5,000 to $7,500 or more per month on new product roll-outs and marketing campaigns including print, Internet and television media advertising. We believe our advertising campaigns have increased foot traffic in our stores and increased our overall name recognition.

SUPPLIERS

We buy wireless handsets from our Master Agents and other designated distributors. We purchase all of our Metro PCS handsets from Bright Point, one of the largest handset distributors in the world. For Sprint/Nextel we purchase our handsets from our Master agent, Wireless Channels. For Cingular we purchase our handsets from DCW.

We purchase accessories from various dealers depending on price and product availability.

We purchase satellite supplies directly from Echostar Satellite, LLC for the regional service provider side of our business and from All Systems, Inc. a national master agent for the retail side of our business.

INVESTMENTS

In March 2003, we acquired 30,000 shares of preferred stock in Vidyah, Inc., a private technology company, for $15,000 in cash. Holders of the Vidyah preferred stock have the same voting rights as holders of the common stock. The preferred stock has liquidation rights and is convertible, at the holder's option, into an equivalent number of shares of common stock, subject to certain adjustments. Vidyah provides comprehensive technology learning solutions, certification programs, and customized learning for a variety of Fortune 1000 companies, including, Disney, Sony, Microsoft, IBM, Cisco Systems, Harvard University, etc. We purchased an interest in Vidyah.com because we believe Vidyah represents an attractive investment that will increase in value over time.

In November 2005, we acquired a 40% stake in Bucharest, Romania-based mobile game developer Maxim Software SRL for $5,000 in cash. Maxim creates, develops and markets mobile games in the Asian and European markets. As part of the agreement, we acquired exclusive U.S. distribution rights to Maxims portfolio of mobile games. Maxim will also develop a proprietary wireless content software product for us to be implemented on CellChannel.com.

SEASONALITY

The wireless industry typically generates a higher number of subscriber additions and handset sales in the fourth quarter of each year, as compared to the remaining quarters. This is due to the use of retail distribution, which is dependent on the holiday shopping season; timing of new products and service introductions; and aggressive marketing and sales promotions. To date, we have not experienced any seasonality in our sales, although we may in the future as we expand our retail operations.

EMPLOYEES

As of December 31, 2005, we had twelve full time employees. One of our employees is at the corporate level, our Chairman and Chief Executive Officer and Interim CFO Scott Gallagher. In connection with our cellular phones and accessories business, we employ eleven full time individuals and one part time individual to run our Florida stores.

We expect to hire additional employees over the next twelve months as our business grows. From time-to-time, we engage the services of outside consultants to assist in our business, including attorneys, accountants, and marketing and advertising personnel. We may engage the services of additional individuals in the future as our business needs dictate and our financial resources permit.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

Historically, and through the year ended December 31, 2001, we operated exclusively in the apparel industry. In January 2002, we experienced a management change after the prior management team was unable to raise the required funds to continue in the apparel business. Our business now focuses on developing and acquiring cash-flow positive businesses and viable business projects, primarily those in the wireless and technology industries. As of March 15, 2005, we operated a total of seven retail locations. Due to continuing losses from operations, the independent registered public accountant that audited our financial statements for the year ended December 31, 2005 assessed that there was substantial doubt about our ability to continue as a going concern.

RESULTS  OF  OPERATIONS

Sales revenues for the year ended December 31, 2005 increased $598,449, or 84%, to $1,310,731, as compared to $712,282 for the year ended December 31, 2004. The increase in sales revenues was primarily related to the acquisition and development of new stores and opening of new retail outlets.

Cost of Goods Sold for the year ended December 31, 2005, increased $588,985 to $1,110,645, as compared to $521,660 for the year ended December 31, 2004. The increase in Cost of Goods Sold is primarily related to the overall growth of our business and increased buying levels of wireless handsets, airtime, devices, and accessories.

Selling, General and Administrative expense for the year ended December 31, 2005 decreased $424,274 to $1,767,563 as compared to $2,191,837 for the year December 31, 2004. The decrease in Selling, General and Administrative expenses were primarily related to more efficient operating cost as well as reduced investor relations and public relations services and reduced cost's incurred in the area of capital raising.

Interest expense increased to $422,259 for the year ended December 31, 2005 from $212,638 for the year ended December 31, 2004. The increase was due mainly to the accrual of interest on promissory notes as part of the capital raised during the year ended December 31, 2005.

We had a net loss of $1,997,236 for the fiscal year ended December 31, 2005, as compared to net loss of $2,328,353 for the fiscal year ended December 31, 2004. The decrease in net loss was primarily due to lowered consulting fees, financing-related expenses, new store openings and increased operating expenses.

As of December 31, 2005, we had an accumulated deficit of $10,305,762.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2005, total current assets increased to $1,323,143 versus $175,862 as of December 31, 2004. Current assets consisted of $803,079 of cash, $12,201 of accounts receivable, $33,180 of inventories and $474,683 of prepaid expenses and current assets.

As of December 31, 2005, total current liabilities decreased to $549,035 from $648,724 as of December 31, 2004. Current liabilities consisted of $468,185 of accounts payable and accrued expenses and notes payable to related parties of $80,850.

We will require additional capital to support strategic acquisitions and our current expansion plans. We raised funds from institutional investors during 2005 through the sale convertible promissory notes, equity securities and the issuance of warrants. During 2005 we had an equity line of credit with Dutchess Private Equities Fund. This facility provides us with access to a maximum of $6 million in financing subject to certain terms and conditions. Additionally, we raise funds through private placements of our equity that may involve dilution to our existing shareholders.

Our currently anticipated levels of revenues and cash flow are subject to many uncertainties. Until we generate cash flow from operations that will be sufficient to satisfy our cash requirements, we will continue to seek alternative means for financing our operations and capital expenditures and/or postpone or eliminate certain investments or expenditures. Potential alternative means for financing may include accessing our Equity Line of Credit with Dutchess Private Equities Fund or obtaining additional debt or equity financing. When needed, additional financing may not be available, or available on acceptable terms. The inability to obtain additional financing or generate sufficient cash from operations could require us to reduce or eliminate expenditures for acquiring or developing new retail locations or marketing our products, or otherwise curtail or discontinue our operations, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, if we raise funds through the sale of additional equity securities, the common stock currently outstanding will be diluted.

SUBSEQUENT EVENTS

On January 3, 2005, we acquired See World Satellites, Inc., a Pennsylvania corporation. We paid $500,000 at the closing of the transaction on January 3, 2006. We agreed to pay an additional $500,000 into an escrow account to be held until all material contracts held by See World have been executed, amended or modified to acknowledge our acquisition of See World and/or to make us a party to each agreement such that we have full benefit of the agreements.

At the closing, we also issued to See World a two year secured promissory note in the sum of $3,500,000. The Note does not pay interest. Pursuant to the terms of the Note, we agreed to pay to See World seven equal cash installments of $250,000. The initial installment is payable 90 days after closing and the remaining installments are payable every three months thereafter. We also agreed to make additional payments of $1,000,000 on January 3, 2007 and $750,000 on April 3, 2008. The Note is secured against the assets of See World.

As part of the acquisition we issued 1,000,000 shares of our Series B Convertible Preferred Stock to Richard Miller. These shares were worth $1,000,000 when issued.

NEW  ACCOUNTING  PRONOUNCEMENTS

In December 2004, the FASB issued Statement of Financial Accounting Standards, or SFAS, No. 123R "Share-Based Payment." SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the fair value of such equity instruments be recognized as an expense in the historical financial statements as services are performed. SFAS 123R, replaces SFAS 123, Accounting for Stock Based Compensation and Supercedes APB opinion No.25, Accounting for Stock Issued to Employees. This guidance is effective as of the first interim or annual reporting period after December 15, 2005 for Small Business Filers. The adoption of SFAS 123 (R) is not expected to have a material effect on our financial position or operations.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an Amendment of APB Opinion No. 29." The guidance in Accounting Principles Board, APB, ("APB") Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in APB Opinion No. 29, however, included certain exceptions to that principle. SFAS No. 153 amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 will be applied prospectively to nonmonetary asset exchange transactions in fiscal year 2006. The adoption of SFAS No. 153 is not expected to have a significant effect on our consolidated financial statements.

In January 2003, the FASB issued Interpretation No. 46 "Consolidation of Variable Interest Entities", and interpretation of Accounting Research Bulletin No. 51 "Consolidated Financial Statements." FIN No. 46 prescribes how to identify variable interest entities and how an enterprise assesses its interests in a variable interest entity to decide whether to consolidate that entity.

This interpretation requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. FIN 46 was scheduled to be effective for variable interest entities created after January 31, 2003. On December 24, 2003, the FASB published FIN No. 46(R), a revision to FIN No. 46. FIN No. 46(R) clarifies certain provisions of FIN No. 46 and exempts certain entities from its requirements. For interests in variable interest entities acquired prior to January 31, 2003, the provisions of FIN No. 46(R) have been applied on March 31, 2004. We determined the adoption of FIN 46(R) did not have a material effect on our financial position or results of operations.

CRITICAL  ACCOUNTING  POLICIES  AND  ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make judgments and estimates.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

REVENUE RECOGNITION

We recognize net revenues from wholesale product sales upon the transfer of title and risk of ownership to customers. Allowances for estimated returns, discounts and doubtful accounts are provided when sales are recorded. Shipping and handling costs are included in the cost of sales. We also recognize revenue from the sale and activation of wireless handsets and related accessories.

ACCOUNTS RECEIVABLE

Accounts receivable consist primarily of trade receivables, net of a valuation allowance for doubtful accounts.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, we consider all short-term debt securities with maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Maintenance and repairs are charged to expense when incurred; major renewals and betterment are capitalized. When property or equipment is sold or retired, the related cost and accumulated depreciation is removed from the accounts and any gain or loss is included in the results of operations. Depreciation is calculated using the straight line method over the estimated useful lives of the respective assets.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from those estimates.

GOODWILL AND INTANGIBLE ASSET IMPAIRMENT

We periodically review the carrying amount of property and equipment. We determine whether current events or circumstances warrant adjustments to carrying amounts of long lived assets. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair market value. Considerable judgment is necessary for estimating the fair value of assets; accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

INVENTORIES

Inventories are stated at the lower of cost (determined on a first in first out method) or market value.

                             DESCRIPTION OF PROPERTY

As of March 1, 2006, we have nine leases for our retail stores and our corporate facilities in Tampa, Florida. Our retail stores are located in the counties of Hillsborough and Pinellas, generally within 30 miles of Tampa, Florida. The retail stores vary in size from 500 to 2,000 square feet. Our principal office is located in approximately 1,500 square feet of the leased facilities in Tampa, Florida. The minimum aggregate monthly rental commitment for the retail stores is $9,429. The terms of the leases vary from month to month to three years with a three-year option.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During June 2004, we entered into a note agreement with our then Chief Financial Officer, Linda Ehlen. Ms. Ehlen extended a loan to us in the amount of $61,200 bearing an interest amount of 8% per annum and a face amount premium of 20%. Ms. Ehlen was issued 307,000 shares of restricted stock relating to the loan agreement.

In September 2004, our Chief Executive Officer, Scott Gallagher, entered into a note agreement. Mr. Gallagher extended us loans in the amount of $133,800. One note bears an interest rate of 8% per annum and a face amount premium of 20%. Mr. Gallagher was issued 625,000 restricted shares relating to the $125,000 loan agreement.

During the quarter ended September 30, 2005, our Chief Executive Officer advanced additional funds totaling $70,661 to us. During the fourth quarter, these advances were converted to a note with an interest rate of 20% per annum. The note must be repaid by August 2007. Mr. Gallagher was issued 1,000,000 shares of restricted stock relating to the loan agreement.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has traded over the counter and has been quoted in the OTC Bulletin Board since March 18, 1999. The stock currently trades under the symbol "FLIP."

The following table sets forth the range of high and low bid quotations as reported by the National Association of Securities Dealers for the common stock of the Company for the last two fiscal years. Quotations represent prices between dealers, do not include retail markups, markdowns or commissions and do not necessarily represent prices at which actual transactions were effected.

Year Ended                  High            Low
------------------         ------          -----

2004
----
March 31                   $.40           $.15
June 30                    $.27           $.15
September 30               $.17           $.09
December 31                $.18           $.09

2005
----
March 31                   $.23           $.10
June 30                    $.13           $.075
September 30               $.095          $.046
December 31                $.05           $.021


2006
----
March 31                   $.138          $.029

We had approximately 157 record holders of our common stock as of April 26, 2006.

DIVIDEND POLICY

Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors. In July 2004, our Board of Directors approved a 10% warrant dividend to stockholders of record on August 28, 2004. The warrant allows stockholders of record to purchase one new share of common stock at $.25 for each ten common shares owned. The warrant expires in three years. No cash dividends on the common stock have been paid or declared by the Board to date. We do not anticipate any cash dividends being paid out in the near future.

TRANSFER  AGENT

Our transfer agent is Securities Transfer Corporation, located at 2591 Dallas Parkway Suite 102, Frisco, Texas 75034. Their phone number is (469) 633-0101.

                             EXECUTIVE COMPENSATION

The following table presents a summary of the compensation paid to our Chief Executive Officer during the last three fiscal years. No other executive officer received compensation in excess of $100,000 during 2005. Except as listed below, there are no bonuses, other annual compensation, restricted stock awards or stock options/SARs or any other compensation paid to the executive officers.

                           SUMMARY COMPENSATION TABLE

                                                    Annual Compensation
                                                  -----------------------
                                                        Other Annual
Name and Position                Year  Salary           Compensation
-------------------------------  ----  ------           ------------
Scott Gallagher                   2005  $100,000(3)        $50,000
Chairman and CEO                  2004  $100,000(2)        $25,000
                                  2003  $100,000(1)        $25,000


(1)In 2003, Mr. Gallagher was issued 1,000,000 common shares in lieu of cash. Mr. Gallagher's contract includes an annual bonus of at least $25,000.

(2)In 2004, Mr. Gallagher was issued 625,000 restricted common shares in lieu of cash. Mr. Gallagher's annual bonus for 2004 was $25,000.

(3) In 2005 Mr. Gallagher was granted an annual bonus of $50,000. At December 31, 2005 the bonus remained unpaid.

COMPENSATION  AGREEMENTS

We have three-year employment agreements with our Chief Executive Officer and our Chief Operating Officer as follows:

Beginning November 15, 2005, we entered into a new three year employment agreement with Scott Gallagher, our Chairman and Chief Executive Officer. The employment agreement has a base annual rate of $200,000. Mr. Gallagher is also entitled to bonuses based on performance.

On February 1, 2006, we entered into a three year employment agreement with Mr. David R. Rasmussen whereby Mr. Rasmussen became our Chief Operating Officer and Chief Executive Officer of our wholly-owned subsidiary, See World Satellites, Inc. The employment agreement carries a base annual rate of $150,000 plus a performance based bonus.

We do not currently have any outside directors. In 2005, we paid our directors, who are also our employees, $2,000 per quarter. In February 2006, we eliminated board compensation for 2006.

We did not grant stock options in 2004 or 2005. Additionally, no stock options were exercised by any of the named executive officers in 2004 or 2005.

STOCK  OPTION  PLAN

We have adopted a Non-Qualified Stock Option and Stock Grant Plan for the benefit of key personnel and others providing significant services to us. An aggregate of 2,500,000 shares of our common stock have been reserved for issuance under the Plan, as amended.

The Plan is administered by our Board of Directors, which selects recipients of any stock options or grants, the number of shares and the terms and conditions of any options or grants to key persons defined in the Plan. In determining the value of services rendered to us for purposes of awards under the Plan, the Board considers, among other things, such person's employment position and relationship with us, his duties and responsibilities, ability, productivity, length of service or association, morale, interest in our company, recommendation by supervisors and the value of comparable services rendered by others in the community. All options granted pursuant to the Plan are exercisable at a price not less than the fair market value of the shares of common stock on the date of grant.

We have not granted any options from 2001 to the present. We have options outstanding to purchase a total of 598,000 shares of our common stock at exercise prices ranging from $.81 per share to $2.75 per share.

COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

None of our directors or executive officer serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors.

                              FINANCIAL STATEMENTS

                         FTS Group, Inc. and Subsidiary
                   Index to Consolidated Financial Statements

Consolidated financials Statements                                                         Page
Report of Independent Registered Public Accounting Firm                                     F-2

Consolidated Balance Sheets as of December 31,2005 and 2004                                 F-3

Consolidated Statements of Operations for the years ended December 31, 2005 and 2004        F-4

Consolidated Statements of Stockholders' Equity (Deficiency)
 for the Years ended December 31,2005 and 2004                                              F-5

Consolidated Statements of Cash Flows for the years ended December 31,2005 and 2004         F-6

Notes to the Consolidated Financial Statements                                              F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders, FTS Group, Inc.

We have audited the accompanying consolidated balance sheet of FTS Group, Inc. and subsidiary as of December 31, 2004, and the related consolidated statements of operations, stockholders' deficiency and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of FTS Group, Inc. and subsidiary as of December 31, 2004, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in
Note 3 to the consolidated financial statements, the Company has a working capital deficit of $472,862 and a stockholders' deficit of $421,811 as of December 31,2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Withum Smith & Brown, P.C.
-----------------------------
Princeton, New Jersey
March 7, 2005, except for note 15 which is dated March 31, 2005


R. E. Bassie & Co.
Certified Public Accountants
--------------------------------------------------------------------------------
                                               6671 Southwest Freeway, Suite 550
                                               Houston, Texas 77074-2220
                                               Tel: (713) 272-8500
                                               E-Mail: Rebassie@aol.com


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
FTS Group, Inc.:

We have audited the accompanying consolidated balance sheet of FTS Group, Inc. and subsidiary as of December 31, 2005, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FTS Group, Inc. and subsidiary as of December 31, 2005, and the results of their operations and their cash flows for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company has suffered recurring losses from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 13. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/ R. E. Bassie & Co.


Houston, Texas
April 10, 2006

                                              FTS GROUP, INC. AND SUBSIDIARY
                                                CONSOLIDATED BALANCE SHEETS
                                                DECEMBER 31, 2005 AND 2004


                             Assets                                    2005          2004
                             ------
------------------------------------------------------------------------------------------------
Current assets:
Cash, $560,000 restricted at December 31, 2005                    $      803,079 $       7,949
Accounts receivable                                                       12,201        87,485
Inventories                                                               33,180        44,998
Prepaid expenses and current assets                                      474,683        35,430
------------------------------------------------------------------------------------------------
 Total current assets                                                  1,323,143       175,862

Property and equipment, net of accumulated depreciation                  208,210       124,555
Unamortized discount on convertible debt                                 380,690             -
Unamortized debt issuance costs                                           46,313             -
Investment in private entity                                                   -         7,500
Deposits                                                                  16,139        19,489
------------------------------------------------------------------------------------------------
 Total assets                                                     $    1,974,495 $     327,406
------------------------------------------------------------------==============-=============--

              Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable and accrued expenses                                    468,185       259,723
Notes payable to individuals                                                   -        37,250
Notes payable to related parties, net of discount                         80,850       111,751
Note payable - Dutchess Advisors                                               -       240,000
------------------------------------------------------------------------------------------------
 Total current liabilities                                               549,035       648,724
------------------------------------------------------------------------------------------------

Convertible debentures                                                 1,213,049       100,493
------------------------------------------------------------------------------------------------


Stockholders' equity:
10% Convertible preferred stock, Series A, $0.01 par value:
150,000 shares authorized; 0 shares issued and outstanding                     -             -
Preferred stock, $0.01 par value, 4,850,000 undesignated
shares authorized, none issued                                                 -             -
Common stock, $.001 par value. Authorized 150,000,000 shares:
102,098,756 shares issued and outstanding at December 31, 2005,
37,882,183 shares issued and outstanding at December 31, 2004            102,099        37,882
Additional paid-in capital                                            10,416,074     7,848,833
Accumulated deficit                                                  (10,305,762)   (8,308,526)
------------------------------------------------------------------------------------------------
 Total stockholders' equity (deficit)                                    212,411      (421,811)
------------------------------------------------------------------------------------------------

Commitments and contingent liabilities

------------------------------------------------------------------------------------------------
 Total liabilities and stockholders' equity                       $    1,974,495 $     327,406
------------------------------------------------------------------==============-=============--


See accompanying notes to consolidated financial statements

                                              FTS GROUP, INC. AND SUBSIDIARY
                                           CONSOLIDATED STATEMENTS OF OPERATIONS
                                      FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                       2005          2004
------------------------------------------------------------------------------------------------
Revenues                                                           $   1,310,731 $     712,282
------------------------------------------------------------------------------------------------

Costs and expenses:
Cost of sales                                                          1,110,645       521,660
Selling, general and administrative                                    1,767,563     2,191,837
------------------------------------------------------------------------------------------------
Total costs and expenses                                               2,878,208     2,713,497
------------------------------------------------------------------------------------------------

Operating loss                                                        (1,567,477)   (2,001,215)
------------------------------------------------------------------------------------------------

Other income (expenses):
Unrealized loss on investments                                            (7,500)       (7,500)
Impairment loss                                                                -      (107,000)
Interest expense                                                        (422,259)     (212,638)
------------------------------------------------------------------------------------------------
Total other income (expenses)                                           (429,759)     (327,138)
------------------------------------------------------------------------------------------------

Net loss from operations before taxes                                 (1,997,236)   (2,328,353)

Provision for income taxes                                                     -             -

------------------------------------------------------------------------------------------------
Net loss applicable to common shareholders                         $  (1,997,236)$  (2,328,353)
-------------------------------------------------------------------=============-=============--

Net loss applicable to common shareholders:
Basic and diluted                                                  $       (0.04)$       (0.08)
-------------------------------------------------------------------=============-=============--

Weighted average common shares:
Basic and diluted                                                     55,986,790    27,459,250
-------------------------------------------------------------------=============-=============--

See accompanying notes to consolidated financial statements

                                              FTS GROUP, INC. AND SUBSIDIARY
                                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                      FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                      Preferred                                Additional                                       Total
                        Stock            Common Stock           paid-in     Accumulated      Deferred      stockholders'
------------------------------------------------------------------------------------------------------------------------
                    shares  amount      shares       amount      capital       deficit      compensation       equity
------------------------------------------------------------------------------------------------------------------------
Balance,
December 31,
2003                  - $     -     18,141,564 $   18,142 $   5,465,030 $   (5,943,196)$     (146,550) $      (606,574)


Issuance of
common shares
for cash              -       -      6,000,000      6,000       411,341              -              -          417,341


Issuance of
common shares
for services          -       -      7,994,720      7,994     1,212,207              -              -        1,220,201


Conversion of
debentures in
shares of
common
stock                 -       -      3,570,030      3,570       346,521              -              -          350,091


Issuance of
common shares
for
acquisition
of assets             -       -         30,000         30         2,070              -              -            2,100


Issuance of
common shares
for through
equity line           -       -      2,145,869      2,146       374,687              -              -          376,833


Amortization
of deferred
compensation          -       -              -          -             -              -        146,550          146,550


Issuance of
stock warrants
as dividends
on
common shares         -       -              -          -        36,977        (36,977)             -                -


Net loss              -       -              -          -             -     (2,328,353)             -       (2,328,353)


------------------------------------------------------------------------------------------------------------------------
Balance,              -       -     37,882,183     37,882     7,848,833     (8,308,526)             -         (421,811)
December 31,
2004


Issuance of
common shares
for cash              -       -     13,461,300     13,461       868,837              -              -          882,298


Issuance of
common shares
for services          -       -      6,572,500      6,573       624,277              -              -          630,850


Conversion of
debentures in
shares of
common stock          -       -        522,086        522        50,494              -              -           51,016


Issuance of
common shares
through equity
line                  -       -      8,140,263      8,140       451,513              -              -          459,653


Issuance of
common shares
on convertible
debt                  -       -     35,520,424     35,521       352,585              -              -          388,106


Issuance of
stock warrants
on convertible
debt                  -       -              -          -       219,535              -              -          219,535


Net loss              -       -              -          -             -     (1,997,236)             -       (1,997,236)


------------------------------------------------------------------------------------------------------------------------
Balance,              - $     -    102,098,756 $  102,099 $  10,416,074 $  (10,305,762)$            -  $       212,411
December 31,
2005
----------------=======-=======-==============-==========-=============-==============-==============--===============--


See accompanying notes to consolidated financial statements

                                              FTS GROUP, INC. AND SUBSIDIARY
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                      FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                       2005          2004
------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net loss                                                           $  (1,997,236)$  (2,328,353)
Adjustments to reconcile net income to net cash
used in operating activities:
Depreciation and amortization                                             35,974        15,851
Impairment of long-lived assets                                                -       107,000
Common shares issued for services                                        630,850     1,220,201
Unrealized loss on investment in private entity                            7,500         7,500
Decrease in deferred compensation                                              -       146,550
Amortization of debt discount                                            180,893        98,107
(Increase) decrease in operating assets:
Accounts receivable                                                       75,284       (83,580)
Inventories                                                               11,818       (37,239)
Prepaid expenses                                                             747       (33,918)
Other assets                                                              10,850        (1,839)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses                                    322,011       (24,954)
------------------------------------------------------------------------------------------------
Net cash used in operating activities                                   (721,309)     (914,674)
------------------------------------------------------------------------------------------------

Cash flows from investing activities:
Capital expenditures for property and equipment                         (119,629)     (194,729)
------------------------------------------------------------------------------------------------
Net cash used in investing activities                                   (119,629)     (194,729)
------------------------------------------------------------------------------------------------

Cash flows from financing activities:
Proceeds from issuance of stock                                          882,298       417,341
Proceeds for stock to be issued                                                -        54,765
Proceeds from convertible debentures                                   1,263,000             -
Proceeds from stock issued under equity line                                   -       376,833
Proceeds from note payable to Dutchess Advisors                          560,000       450,500
Proceeds from notes payable to individuals                                     -        98,250
Repayments of note payable to Dutchess Advisors                         (921,022)     (266,485)
Repayments of debenture loan                                             (26,876)            -
Repayments of notes payable to individuals                               (37,250)      (61,000)
Increase in amounts due to related parties                                84,000       140,235
Repayment of loans from related parties                                 (168,082)      (99,974)
------------------------------------------------------------------------------------------------
Net cash provided by financing activities                              1,636,068     1,110,465
------------------------------------------------------------------------------------------------

Net increase in cash                                                     795,130         1,062

Cash at beginning of year                                                  7,949         6,887
------------------------------------------------------------------------------------------------
Cash at end of year                                                $     803,079 $       7,949
-------------------------------------------------------------------=============-=============--

Supplemental schedule of cash flow information:
Interest paid                                                      $      93,133 $     188,344
-------------------------------------------------------------------=============-=============--

Supplemental disclosure of non-cash investing and financing
activities:
Stock issued in exchange for convertible debentures                $      51,016 $     350,091
-------------------------------------------------------------------=============-=============--

Stock issued in exchange for acquisition of assets                 $           - $       2,100
-------------------------------------------------------------------=============-=============--

See accompanying notes to consolidated financial statements

                                 FTS GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

(1)      Summary of Significant Accounting Policies

Organization, Ownership and Business

FTS Group, Inc. (the "Company"), was incorporated under the laws of the State of Nevada. The Company is engaged in the acquisition and development of a chain of full service retail wireless stores. The Company's primary business is the marketing, sale and activation of cellular and satellite handsets, satellite television activations and installations, cellular accessories and other related wireless products such as Wi-Fi service and related access equipment for residential or business purposes.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary: FTS Wireless, Inc. All significant intercompany transactions and balances have been eliminated in consolidation.

Accounts Receivable

Accounts receivable consist primarily of trade receivables, net of a valuation allowance for doubtful accounts.

Inventories

Inventories are valued at the lower-of-cost or market on a first-in, first-out basis.

Investment Securities

The Company accounts for its investments in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Management determines the appropriate classification of its investments in marketable securities at the time of purchase and reevaluates such determination at each balance sheet date. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Debt securities for which the Company does not have the intent or ability to hold to maturity and equity securities not classified as trading securities are classified as available-for-sale. The cost of investments sold is determined on the specific identification or the first-in, first-out method. Trading securities are reported at fair value with unrealized gains and losses recognized in earnings, and available-for-sale securities are also reported at fair value but unrealized gains and losses are shown in the caption "unrealized gains (losses) on shares available-for-sale" included in stockholders' equity. Management determines fair value of its investments based on quoted market prices at each balance sheet date.

Property, Equipment and Depreciation

Property and equipment are recorded at cost less accumulated depreciation. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts, with any resultant gain or loss being recognized as a component of other income or expense. Depreciation is computed over the estimated useful lives of the assets (5-20 years) using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Maintenance and repairs are charged to operations as incurred.

Intangible Assets

SFAS No. 142 eliminates the amortization of goodwill, and requires annual impairment testing of goodwill and introduces the concept of indefinite life intangible assets. The Company adopted SFAS No. 142 effective January 1, 2002.

Impairment of Long-Lived Assets

Realization of long-lived assets, including goodwill, is periodically assessed by the management of the Company. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. In management's opinion, there was no impairment of such assets at December 31, 2005. When the Company completed its impairment testing for the year ended December 31, 2004, it determined that the value of assets acquired related to certain store locations were impaired in the amount of $107,000.

Revenue Recognition

The Company recognizes revenue at the time of shipment of product to its customers or completion of services provided. The Company recognizes revenue for sale of real estate based on the full accrual method, thus all profit is recognized at the time of sale.

Income Taxes

The Company is a taxable entity and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be in effect when the temporary differences reverse. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the enactment date of the rate change. A valuation allowance is used to reduce deferred tax assets to the amount that is more likely than not to be realized.

Earnings Per Share

The basic net earnings (loss) per common share is computed by dividing the net earnings (loss) by the weighted average number of shares outstanding during a period. Diluted net earnings (loss) per common share is computed by dividing the net earnings, adjusted on an as if converted basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the years ended December 31, 2005 and 2004, potential dilutive securities that had an anti-dilutive effect were not included in the calculation of diluted net earnings (loss) per common share. These securities include options to purchase shares of common stock.

Advertising Costs

The cost of advertising is expensed as incurred.

Management's Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Actual results could differ from these estimates.

Stock-based Compensation

The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations and to elect the disclosure option of SFAS No. 123, "Accounting for Stock-Based Compensation". Accordingly, compensation cost for stock options issued to employees is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

Fair Value of Financial Instruments

The Company estimates the fair value of its financial instruments using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the Company estimates of fair value are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumption and/or estimation methodologies may have a material effect on the estimated fair value amounts. The interest rates payable by the Company on its notes payable approximate market rates. The Company believes that the fair value of its financial instruments comprising accounts receivable, notes receivable, accounts payable, and notes payable approximate their carrying amounts.

New Accounting Standards

In May 2005, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 154, Accounting Changes and Error Corrections. SFAS No. 154 replaces Accounting Principles Board Opinion No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Internal Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application of changes in accounting principle to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We will adopt SFAS No. 154 on January 1, 2006. Any impact on the Company's consolidated results of operations and earnings per share will be dependent on the amount of any accounting changes or corrections of errors whenever recognized.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153. This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged.

The guidance in that opinion; however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 152, which amends FASB statement No. 66, "Accounting for Sales of Real Estate," to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." This statement also amends FASB Statement No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects," to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In November 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 151, "Inventory Costs-- an amendment of ARB No. 43, Chapter 4." This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges." This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this statement will have any immediate material impact on the Company.

Reclassifications

Certain 2004 amounts have been reclassified to conform to the 2005 presentation.

(2)      Property and Equipment

Major classes of property and equipment together with their estimated useful lives, consisted of the following:

                                                                            December 31
------------------------------------------------------------------------------------------------
                                                           Years         2005         2004
------------------------------------------------------------------------------------------------
Leasehold improvements                                               $    180,937 $          -
Furniture and fixtures                                                     54,208       19,460
Equipment                                                                  20,890        5,273
Vehicles                                                                   11,927        2,100
Construction in progress                                                        -      121,500
------------------------------------------------------------------------------------------------
Total property and equipment                                              267,962      148,333
Less accumulated depreciation and amortization                             59,752       23,778
------------------------------------------------------------------------------------------------
Net property and equipment                                           $    208,210 $    124,555
---------------------------------------------------------------------============-============--

(3)      Convertible Debt

During 2005 the Company raised a total of $1,820,690 from the issuance of $1,896,551 Secured Convertible Promissory Notes with selected subscribers. The Notes were issued at an original discount of 21%. On December 29, 2005, the Company received $1,000,000 of the proceeds and a further $470,000 in January, 2006. Both amounts were after discount, but before expenses. The Company agreed to issue 100 class A, and 50 class B warrants for each 100 shares on the closing date of the issuance of the Notes, assuming complete conversion. The Company also agreed to issue 35,520,424 shares of common stock to be distributed pro rata to purchasers of the Notes (the common stock was issued effective December 29, 2005 and is included in the number of shares issued and outstanding at December 31, 2005). The Conversion prices of the Notes, class A warrants, and class B warrants as stated on the Notes are $0.04, $0.02868 and $0.0239 respectively.

(4)      Convertible Debentures

During February 2003 the Company completed an additional debenture offering. Pursuant to a subscription agreement with Dutchess Private Equities Fund, LP ("Dutchess") the Company received $212,500 from the sale of 6% secured convertible debentures. The terms of the debentures provide for payment by February 14, 2007 with the debentures being convertible into the Company's common stock at any time at the lesser of (i) 80% of the average of the five lowest closing bid prices during the 15 days prior to conversion or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. The Company has registered the underlying shares on Form SB-2. As of December 31, 2005 and 2004 the amount of debentures outstanding was $0 and $100,493 respectively. During 2004 Dutchess converted $350,093 worth of debentures into 3,570,030 shares of stock.

During the year ended December 31, 2004 the Company issued approximately 3,570,030 shares to Dutchess Private Equities Fund, LP to reduce its balance by $350,091. At December 31, 2004 the outstanding unconverted debenture totaled $100,493, which has since been converted into approximately 1,004,930 shares of stock of Dutchess.

(5)      Equity Line of Credit

The Company entered into an investment agreement in 2004 for an equity line of credit with Dutchess Private Equities Fund. The agreement provides for a maximum of $6,000,000 with 15,000,000 shares of common stock registered and available to repay credit line advances. Shares are convertible based on 93% of the three-day average of the lowest three out of five days subsequent to a put for funds. At December 31, 2004, 12,854,131 shares were available under the terms of the equity line agreement. During 2004, the Company raised $376,833 from the equity line of credit.

(6)      Notes Payable to Individuals

In 2005 the Company borrowed approximately $70,000 from an officer of the Company. The loan was converted to a note which carried a 20% premium to the face value.

(7)      Note Payable - Dutchess Equities Fund

The Company signed a short-term Note payable to Dutchess Equities Fund, II L.P. in the amount of $500,000 which was due in May of 2005. The loan bears interest at a rate of 12% per annum, it includes a 20% premium. The premium in the amount of$100,000 has been charged to the interest expense for 2005. The loan was paid back timely.

750,000 shares of common stock were issued to Dutchess as inducement for entering into the financing.

During the year ended December 31, 2005, the Company also borrowed, under short term loan agreements, $60,000 from Dutchess Private Equities Fund bearing an interest rate of 12% per annum, it includes a 20% premium. The entire balance was repaid during 2005.

(8)      Income Taxes

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes", which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates and liabilities are expected to be settled or realized.

Reconciliation of the Federal statutory income tax rate of 34% to the effective rate is as follows:

                                                          December 31
-----------------------------------------------------------------------------
                                                        2005        2004
-----------------------------------------------------------------------------
Federal statutory income tax rate                      (659,000)   (792,000)
                                                        659,000     792,000
-----------------------------------------------------------------------------
                                                              -           -
-----------------------------------------------------==========--==========--

The tax effects of temporary differences and net operating losses that give rise to significant portions of deferred tax assets and liabilities consisted of the following:

                                                       December 31
----------------------------------------------------------------------------
Reconciling items:                                 2005          2004
----------------------------------------------------------------------------
Net operating loss carryforward:               $   3,244,000 $   2,585,000
Less valuation allowance                          (3,244,000)   (2,585,000)

Net deferred tax asset                         $           - $           -
-----------------------------------------------=============-=============--

The net operating loss carryforward of approximately $10,000,000 will expire through 2024.

At December 31, 2005, the Company provided a 100% valuation allowance for the deferred tax asset because given the volatility of the current economic climate, it could not be determined whether it was more likely than not that the deferred tax asset/(liability) would be realized.

(9)      Operating Leases

The Company leases real property for its seven retail locations. Five of the locations have lease terms ranging from six months to three years while two locations are on a month-to-month basis.

Future minimum payments due on the non-cancelable leases are as follows:

  Year                                                           Annual
Ending                                                          Payments
----------------------------------------------------------------------------
2006                                                          $    95,439
2007                                                               53,807
2008                                                                  633
---------------------------------------------------------------------------
                                                              $   149,879
--------------------------------------------------------------===========--

Rent expense was $165,392 and $135,447 for the years ended December 31, 2005 and 2004, respectively.

(10)     Concentration of Credit Risk

The Company's concentrations of credit risk consist principally of Accounts Receivable and Accounts Payable. The Company purchases approximately 90% of their telephone supplies from two vendors. Additionally, these same two vendors are also major customers of the Company who provide over 60% of revenue.

(11)     Stock

During July 2003, the Company filed Form SB-2 Registration Statement with the Securities and Exchange Commission to register 5,600,000 shares of common stock. In conjunction with this registration statement the Company incurred legal and accounting costs of approximately $35,000. The SB-2 Registration statement was declared effective by the Securities and Exchange Commission in October of 2003.

During January of 2004, the Company filed Form SB-2 Registration Statement with the Securities and Exchange Commission to register 15,000,000 shares of common stock. In conjunction with this registration statement the Company incurred legal and accounting costs of approximately $25,000. The SB-2 Registration statement was declared effective by the Securities and Exchange Commission in February of 2004.

During June of 2005, the Company filed Form SB-2 Registration Statement with the Securities and Exchange Commission to register 47,501,563 shares of common stock. In conjunction with this registration statement the Company incurred legal and accounting costs of approximately $25,000. The SB-2 Registration statement was declared effective by the Securities and Exchange Commission in August of 2005.

During the three months ended March 31, 2005, the Company issued 12,200,050 shares of common stock to a group of accredited investors in private placements at an average price of $.08 per share for gross proceeds of $769,460 after 10% commission and 3% expense fee. In accordance with the subscription agreement, the investors will receive two classes of warrants, called Series A and Series B warrants, for each share of common stock purchased. The A warrants have an exercise price of $0.08 and B warrants have an exercise price of $0.12. The Company filed the terms and conditions of the financing and registration rights in March of 2005 on Form 8-K. The funds raised in the private placement were primarily used for working capital, costs related to the opening of new locations and to reduce outstanding liabilities.

During the three months ended March 31, 2005, $51,017 worth of debentures was converted into 1,004,930 shares of stock relating to the Company's convertible debenture with Dutchess Private Equities Fund. The convertible debenture was fully extinguished during the period.

During the three months ended March 31, 2005, 2,085,426 shares of stock were issued relating to the Company's equity line of credit for proceeds of $270,994. Funds were used to repay outstanding notes.

The Company signed a short-term note payable to Dutchess Equities Fund, II L.P. in the amount of $500,000 plus a $100,000 premium. The note, dated January 10th, 2005 matures on August 10,2005. The note bears interest at 12% per annum. The note carries certain restrictions relating to additional financing and registration rights to certain shares issued to Dutchess. As of May 5th, 2005, the note and interest have been paid in full.

The note contained a stipulation that the Company would deliver 500,000 shares of common stock with "Piggy-Back" registration rights. In addition, the Company issued 250,000 shares of restricted common stock in March 2005 relating to loan inducements for a loan in 2004.

During January 2005, the Company issued 2,030,000 shares of common stock for services pursuant to a Form S-8 registration. The shares were valued at fair market on the date it was agreed that the shares would be issued. The non-stock compensation expense of $294,350 has been charged to operations during the period and reported under Selling, General and Administrative Expenses.

During the year ended December 31, 2004 the Company borrowed $195,000 from two of its officers and directors with an interest rate of 8% per annum and due in June and September of 2005. Two of the notes carried a 20% premium in the aggregate amount of $37,240. The funds were primarily used to fund acquisitions and to repay loans from Dutchess Private Equities Fund II,LP.

The two notes received from related parties required the Company to issue 932,000 of common stock as an inducement to provide the financing. Proceeds in the amount of $186,200 borrowed from two of its officers have been allocated $131,435 to notes payable and $54,765 to the value of the common stock to be issued to the individuals based on their relative fair values. The difference between the amount to be repaid aggregating $223,440 and the $131,435 represents a debt discount in the amount of $92,005 which was recorded by the Company. This amount is being amortized over the life of the loans. For the year ended December 31, 2004, the Company has amortized $42,073 leaving an unamortized debt discount of $49,931 at December 31, 2004.

During the quarter ended December 31,2005 the Company issued 1,500,000 to our chief executive officer as required under a new employment agreement dated November 15, 2005.

During the quarter ended December 31, 2005 warrants were exercised at $.03 per share for the purchase of 762,500 shares of common stock.

During the quarter ended December 31, 2005 the Company issued 5,474,880 shares under our equity line of credit for proceeds of $134,575 after fee's.

During the quarter ended December 31, 2005, the Company issued 35,520,424 shares of common stock relating to a financing closed on December 29, 2005.An 8-k detailing this issuance was filed with the Securities and Exchange Commission on January 5, 2006.

(12)     Warrants and Options

The Company has a Non-Qualified Stock Option and Stock Grant Plan (the "Plan"), adopted in July 1997. For the year ended December 31, 2005 the Company has not granted any options. Under the Company's Plan, the Company's Board of Directors has reserved 2,500,000 shares that may be granted at the Board of Directors' discretion. No option may be granted after July 27, 2007 and the maximum term of the options granted under the Plan is ten years. The effect of applying SFAS 123 on a pro forma basis was $0 for the year ended December 31, 2005 and 2004 because all of the options were granted and fully vested prior to 2003. Changes in options outstanding under the plan are summarized as follows:

                                                                  Weighted
                                                                  Average
                                                    Number of     Exercise
                                                      shares       Price
------------------------------------------------------------------------------

Outstanding at December 31, 2005                        598,000 $       1.50
------------------------------------------------------------------------------
Granted                                                       -            -
Exercised                                                     -            -
Forfeited                                                     -            -

Outstanding at December 31, 2005                        598,000 $       1.50
------------------------------------------------------------------------------

The exercise price for all options is at or above the market value of the common stock as of the date of grant.

The following table summarizes information about fixed price stock options:

OUTSTANDING AND EXERCISABLE

   Weighted           Weighted         Weighted          Weighted
   Average             Average          Average          Average
   Exercise            Number         Contractual        Exercise
    Price            Outstanding         Life             Price
--------------------------------------------------------------------
0.81-1.38                 4,000        6.1 years   $         1.14
1.50-2.75               594,000        6.7 years   $         1.50

The following details warrants outstanding as of December 31, 2005:

The Company had 3,000,000 warrants outstanding relating to a dividend declared to stockholders of record on August 27, 2004. The warrants have an exercise price of $0.25 and expire on August 7, 2007. The Company does not expect these warrants to be exercised in the near future because the exercise price exceeds the current stock price.

In accordance with the subscription agreement relating to the private placement the Company closed during the period ending March 31,2005. The Company issued the following warrants. Investors received two classes of warrants, Series A and Series B warrants, for each share of common stock purchased. The B warrants have an exercise price of $0.08 and A warrants have an exercise price of $0.12. The Company filed the terms and conditions of the financing and registration rights in March of 2005 on Form 8-K. The funds raised in the private placement were primarily used for working capital, costs related to the opening of new locations and to reduce outstanding liabilities

                                                      2005          2005
                                                   Underlying     Exercise
                                                     Shares         Price
------------------------------------------------------------------------------

Warrants issued during 2000                           1,036,000  $      1.50
Warrants issued during 2004
(10% Warrant Div)                                     3,000,000  $      0.25

Warrants issued during 2004 and 2005
A Warrants                                           15,431,250  $       .10
B Warrants                                           14,170,250  $       .03
------------------------------------------------------------------------------

On September 28, 2005, our Board of Directors reduced the exercise price of the A warrants from $0.12 to $0.10. Additionally, our Board of Directors reduced the exercise price of the B warrants from $0.08 to $0.03.

In accordance with the subscription agreement relating to the private placement closed on December 29, 2005 the Company issued the following warrants. Investors received two classes of warrants, called Series A and Series B warrants, for each share of common stock purchased. The A warrants have an exercise price of $.02868 and the B warrants have an exercise price of $.0239. The Company filed the terms and conditions of the financing and registration rights in January of 2006 on Form 8-K. The funds raised in the private placement were primarily used for the acquisition of the Companies wholly owned subsidiary See World Satellites, Inc.

                                                   2005          2005
                                                Underlying     Exercise
                                                  Shares         Price
---------------------------------------------------------------------------

Warrants issued in December 2005
A Warrants                                        35,520,424  $    .02868
B Warrants                                        17,760,212  $     .0239
---------------------------------------------------------------------------

(13)     Going Concern

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company's ability to continue as a going concern is contingent upon its ability to expand its operations and secure additional financing. Failure to secure financing or expand operations may result in the Company not being able to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects of the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(14)     Subsequent Events

On January 3, 2005, the Company acquired See World Satellites, Inc., a Pennsylvania corporation. The Company paid $500,000 at the closing of the transaction on January 3, 2006. The Company agreed to pay an additional $500,000 into an escrow account to be held until all material contracts held by See World have been executed, amended or modified to acknowledge our acquisition of See World and/or to make us a party to each agreement such that we have full benefit of the agreements.

At the closing, the Company also issued to See World a two year secured promissory note in the sum of $3,500,000. The Note does not pay interest. Pursuant to the terms of the Note, the Company agreed to pay to See World seven equal cash installments of $250,000. The initial installment is payable 90 days after closing and the remaining installments are payable every three months thereafter. The Company also agreed to make additional payments of $1,000,000 on January 3, 2007 and $750,000 on April 3, 2008. The Note is secured against the assets of See World.

The Company also agreed to issue to Richard Miller $1,000,000 worth of our convertible preferred stock within three days of the completion of the 2005 audit. The value of the shares will be based on the closing price of our stock on January 3, 2006.

                    WHERE TO FIND MORE INFORMATION ABOUT US

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the 1933 Act with respect to the shares offered by this prospectus. This prospectus, filed as a part of the registration statement, does not contain certain information contained in Part II of the registration statement or filed as exhibits to the registration statement. We refer you to the registration statement and exhibits which may be inspected and copied at the Public Reference Department of the Commission, 450 5th Street, NW, Washington, D.C. 20549, at prescribed rates. You can contact the Commission's Public Reference Department at (800) SEC-0330. The registration statement and exhibits also are available for viewing at and downloading from the EDGAR location within the SEC's internet website (http://www.sec.gov).

Our common stock is registered with the SEC under section 12(g) of the Securities Exchange Act of 1934. We file with the SEC periodic reports on Forms 10-KSB, 10-QSB, and 8-K, and proxy statements, and our officers and directors file reports of stock ownership on Forms 3, 4 and 5. These filings may be viewed and downloaded from the SEC's internet website (http://www.sec.gov) at the EDGAR location. Also, we will provide copies of these documents and any exhibits to them, without charge to prospective investors upon request addressed to FTS Group, Inc., 7610 West Hillsborough Ave., Tampa, Florida 33615. We intend to send annual reports containing audited financial to the shareholders.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

Changes in accountants were previously reported on Form 8-K. We had no disagreements with our accountants in 2004 or 2005.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VII in our Articles of Incorporation provides that we shall indemnify to the fullest extent not prohibited by law any person who was or is a party or is threatened to be made a party to any legal proceeding against all expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts of omissions prior to such repeal or modification.

Article 7.1 of our By-Laws provides that we shall indemnify to the fullest extent not prohibited by law any person who was or is a party or is threatened to be made a party to any proceeding (as hereinafter defined) against all expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding.

Under the foregoing provisions of our Articles of Incorporation and By-Laws, each person who is or was a director or officer shall be indemnified by us to the full extent permitted or authorized by the General Corporation Law of Nevada. Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against such person by reason of the fact that such person is a director or officer of FTS Group, such person shall be indemnified against expenses, including attorneys' fees, reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth our expenses in connection with this registration statement. All of these expenses are estimates, other than the fees and expenses of legal counsel and filing fees payable to the Securities and Exchange Commission.


Filing  Fee--Securities  and  Exchange  Commission        $   1,594
Legal  Expenses                                           $  14,850
Accounting  Expenses                                      $   7,000
Blue  Sky  Fees  and  Expenses                            $   1,000
Printing  Expenses                                        $   1,000
Miscellaneous  expenses                                   $   1,000
                                                          ---------
              Total:                                     $   26,444

                     RECENT SALES OF UNREGISTERED SECURITIES

During February 2003, pursuant to a subscription agreement with Dutchess Private Equities Fund, LP ("Dutchess") we received $212,500 from the sale of 6% secured convertible debentures. The terms of the debentures provide for payment by February 14, 2007 with the debentures being convertible into our common stock at any time at the lesser of (i) 80% of the average of the five lowest closing bid prices during the 15 days prior to conversion or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. We registered the underlying shares on Form SB-2. As of December 31, 2004 and 2003 the amount of debentures outstanding was $100,493 and $450,586, respectively. During 2004 Dutchess converted $350,093 worth of debentures into 3,570,030 shares of stock.

In April and May, 2003, we sold convertible debentures to Dutchess Private Equities Fund, LP worth $35,000. In October 2003, we sold Dutchess $130,000 of convertible debentures. The terms of the debentures provide for payment by February 14, 2007 with the debentures being convertible into the Company's common stock at any time at the lesser of (i) 80% of the average of the five lowest closing bid prices during the 15 days prior to conversion or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date.

During 2004, 250,000 restricted shares of common stock were issued to Dutchess Private Equities Fund, LP valued at $.10 per share relating to a $200,000 note agreement.

During the quarter ended March 31, 2004, we issued approximately 1,485,000 shares of our common stock related to our equity line of credit with Dutchess Private Equities Fund, LP to fund operations, acquisitions and working capital.

During June 2004, we entered into a note agreement with our then Chief Financial Officer, Linda Ehlen. Ms. Ehlen extended a loan to us in the amount of $61,200 bearing an interest amount of 8% per annum and a face amount premium of 20%. Ms. Ehlen was issued 307,000 shares of restricted stock relating to the loan agreement. In September 2004, our Chief Executive Officer, Scott Gallagher, entered into a note agreement. Mr. Gallagher extended us loans in the amount of $133,800 one note bears an interest rate of 8% per annum and a face amount premium of 20%. Mr. Gallagher was issued 625,000 restricted shares relating to the $125,000 loan agreement. These shares were issued to Ms. Ehlen and Mr. Gallagher in March of 2005.

During the quarter ended September 30, 2004, we issued 2,478,500 shares of restricted common stock for services rendered during the period ending September 30, 2004 and previous periods, including 625,000 shares to our Chief Executive Officer as compensation, 200,000 to Linda Ehlen, our Chief Financial Officer, as compensation, 250,000 to our former Chief Operating Officer, Robert Lewis, and 1,153,500 shares for consulting services.

During the quarter ended December 31, 2004 we issued 933,973 shares of restricted common stock for consulting services.

During 2005, 500,000 restricted shares of common stock were issued to Dutchess Private Equities Fund, LP valued at $.10 per share relating to a $500,000 note agreement entered into during 2005.

During the quarter ended March 31, 2005, we delivered 500,000 shares to Dutchess Private Equities Fund, LP per a note agreement entered into during the period ended December 31, 2004.

During the three months ended March 31, 2005, 522,086 shares were issued relating to our convertible debenture with Dutchess Private Equities Fund. The convertible debenture was fully extinguished during the period.

During the three months ended March 31, 2005, 2,085,426 shares were issued relating to our equity line of credit for proceeds of approximately $269,909. Funds were used to repay outstanding notes.

On March 4, 2005, we closed a private placement in which we issued 14,493,750 shares of common stock and associated warrants for gross proceeds of $1,159,500. We agreed to file a Registration Statement with the SEC to register the resale of the shares of our common stock and the shares that may be issued if the investors exercise the warrants. The A warrants allow investors to purchase 14,493,750 shares of our common stock at an exercise price of $0.12, subject to adjustment, and the A warrants expire in March 2008. The B warrants allow investors to purchase 14,493,750 shares of our common stock at an exercise price of $0.08, subject to adjustment, and the B warrants expire 180 days after a Registration Statement is declared effective by the Securities and Exchange Commission.

During the three months ended June 30, 2005, we sold 937,500 restricted shares valued at $.08 with "piggy-back" Registration rights to two accredited investors for total proceeds of $75,000. In accordance with the private placements, the investors will receive two classes, A and B warrants, for each share purchased. The warrants are priced at $.12 and $.08. We filed the terms and conditions of the financing, including registration rights in March of 2005 on Form 8K. The funds will be used for general working capital purposes.

On December 29, 2005, we entered into a transaction in which we agreed to issue up to $1,896,551 of secured, convertible promissory notes with an original discount of 21%. We actually raised $1,820,690 in the transaction. The Notes can convert into shares of our common stock, subject to certain conditions, at a per share conversion price set forth in the Notes. On December 29, 2005, we received proceeds of $1,000,000 after the 21% discount but before expenses. On January 4, 2005 we received an additional $440,000 after the 21% discount but before expenses.

We also agreed to issue warrants to purchase shares of our common stock. We agreed to issue 100 Class A Warrants for each 100 shares which would be issued on the closing date assuming the complete conversion of the Notes on the closing date at the conversion price then in effect. The exercise price of the Class A Warrants is $0.02868. The Class A Warrants shall be exercisable until the date that the Registration Statement (as defined in the Subscription Agreement filed as Exhibit 10.2 to the Form 8-K dated January 5, 2006) has been effective for the unrestricted public resale of the Warrant Shares for 4 years.

We agreed to issue 50 Class B Warrants for each 100 shares which would be issued on the closing date assuming the complete conversion of the Notes on the closing date at the conversion price then in effect. The exercise price of the Class B Warrants is $0.0239. The Class B Warrants are exercisable until the later of four months after the actual effective date of Registration Statement
(as defined in the Subscription Agreement filed as Exhibit 10.2 to the Form 8-K dated January 5, 2006), or ninety days after the actual effective date of a Second Registration Statement (as defined in the Subscription Agreement filed as
Exhibit 10.2 to the Form 8-K dated January 5, 2006).

We also agreed to issue 35,520,424 shares of our common stock to be distributed pro rata among the purchasers of the Notes.

As part of our acquisition of See World Satellites, Inc., we agreed to issue to Richard Miller 1,000,000 shares of our Series B Convertible Preferred Stock within three days of the completion of our 2005 audit. Each share of Series B Convertible Preferred Stock can be converted at any time after January 3, 2008 into 25 shares of common stock.

On April 28, 2006, we issued warrants to purchase 14,619,263 shares of our common stock to 5 accredited investors. The exercise price of the warrants is $0.04 and they are exercisable until the later of four months after the actual effective date of Registration Statement (as defined in the Subscription Agreement filed as Exhibit 10.2 to the Form 8-K dated January 5, 2006), or ninety days after the actual effective date of a Second Registration Statement (as defined in the Subscription Agreement filed as Exhibit 10.2 to the Form 8-K dated January 5, 2006).

We believe such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act and any regulations promulgated thereunder, relating to sales by an issuer not involving any public offering.

With respect to the sales of our common stock described above, we relied on the
Section 4(2) and/or 4(6) exemptions from securities registration under the federal securities laws for transactions not involving any public offering. No advertising or general solicitation was employed in offering the shares. The shares were sold to sophisticated and/or accredited investors. The securities were offered for investment purposes only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by us.

The securities issued in the foregoing transactions were made in reliance upon an exemption from registration under Rule 701 promulgated under Section 3(b) of the Securities Act. Alternatively, these issuances of securities were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sale was made to a sophisticated or accredited investor, as defined in Rule 502;

- we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised the purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that the purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

EXHIBITS
NUMBER                          DESCRIPTION
------                          -----------


2.1 Agreement and Plan of Merger between the Company and FTS Apparel, Inc., dated December 23, 2003 (included as Attachment A to the Definitive Proxy on Form DEF 14A filed January 9, 2004, and incorporated herein by reference).

3.1 Articles of Incorporation dated December 23, 2003 (included as Attachment B to the Definitive Proxy on Form DEF 14A filed January 9, 2004, and incorporated herein by reference).

3.2 Bylaws (included as Attachment C to the Definitive Proxy on Form DEF 14A filed January 9, 2004, and incorporated herein by reference).

3.3 Amendment to the Articles of Incorporation (included as exhibit 10.1 to the Form 8-K filed March 13, 2006, and incorporated herein by reference).

4.1 Form of Certificate for Common Shares (included as exhibit 4.1 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 and incorporated herein by this reference).

4.2 Subscription Agreement Form (included as exhibit 10.1 to the Form 8-K filed February 24, 2003, and incorporated herein by reference).

4.3 Debenture Agreement between the Company and Dutchess Private Equities Fund, L.P., dated February 14, 2003 (included as exhibit 10.2 to the Form 8-K filed February 24, 2003, and incorporated herein by reference).

4.4 Registration Rights Agreement between the Company and Dutchess Private Equities Fund, L.P., dated February 14, 2003 (included as exhibit 10.3 to the Form 8-K filed February 24, 2003, and incorporated herein by reference).

4.5 Debenture Exchange Agreement between the Company and Dutchess Private Equities Fund, L.P., dated February 14, 2003 (included as exhibit 10.5 to the Form 8-K filed February 24, 2003, and incorporated herein by reference).

4.6   Addendum to the Subscription Agreement, dated July 21, 2003 (included as
      Exhibit 10.1 to the Form 8-K filed July 22, 2003, and incorporated herein by reference).

4.7 Amended Debenture between the Company and Dutchess Private Equities Fund, L.P., dated February 14, 2003 (included as Exhibit 10.2 to the Form 8-K filed July 22, 2003, and incorporated herein by reference).

4.8 Registration Rights Agreement between the Company and Dutchess Private Equities Fund, L.P., dated January 9, 2004 (filed as Exhibit 10.16 to the Form SB-2 filed January 28, 2004, and incorporated herein by reference).

4.9 Subscription Agreement Form (included as exhibit 10.1 to the Form 8-K filed March 24, 2005, and incorporated herein by reference).

4.10 A Warrant Form (included as exhibit 4.1 to the Form 8-K filed March 24, 2005, and incorporated herein by reference).

4.11 B Warrant Form (included as exhibit 4.2 to the Form 8-K filed March 24, 2005, and incorporated herein by reference).

4.12 Promissory Note between the Company and Dutchess Private Equities Fund, II, L.P., dated October 27, 2004 (included as exhibit 4.11 to the Form SB-2 filed June 17, 2005, and incorporated herein by reference).

4.13 Promissory Note between the Company and Dutchess Private Equities Fund, II, L.P., dated January 10, 2005 (included as exhibit 4.12 to the Form SB-2 filed June 17, 2005, and incorporated herein by reference).

4.14 A Warrant Form (included as Exhibit 4.1 to the Form 8-K filed January 5, 2006, and incorporated herein by reference).

4.15 B Warrant Form (included as Exhibit 4.2 to the Form 8-K filed January 5, 2006, and incorporated herein by reference).

5.1*  Opinion re: legality of Amy M. Trombly, Esq.

10.1 Subscription Agreement Form (included as exhibit 10.1 to the Form 8-K filed February 24, 2003, and incorporated herein by reference).

10.2 Debenture Agreement between the Company and Dutchess Private Equities Fund, LP, dated February 14, 2003 (included as exhibit 10.2 to the Form 8-K filed February 24, 2003, and incorporated herein by reference).

10.3 Registration Rights Agreement between the Company and Dutchess Private Equities Fund, LP, dated February 14, 2003 (included as exhibit 10.3 to the Form 8-K filed February 24, 2003, and incorporated herein by reference).

10.4 Escrow Agreement between the Company and Dutchess Private Equities Fund, LP, dated February 14, 2003 (included as exhibit 10.4 to the Form 8-K filed February 24, 2003, and incorporated herein by reference).

10.5 Debenture Exchange Agreement between the Company and Dutchess Private Equities Fund, LP, dated February 14, 2003 (included as exhibit 10.5 to the Form 8-K filed February 24, 2003, and incorporated herein by reference).

10.6  Addendum to the Subscription Agreement, dated July 21, 2003 (included as
      Exhibit 10.1 to the Form 8-K filed July 22, 2003, and incorporated herein by reference).

10.7 Amended Debenture between the Company and Dutchess Private Equities Fund, LP, dated February 14, 2003 (included as Exhibit 10.2 to the Form 8-K filed July 22, 2003, and incorporated herein by reference).

10.8 Memorandum of Understanding between the Company and Malsha Imports, Inc., dated February 28, 2003 (included as Exhibit 10.11 to the Form SB-2/A filed September 15, 2003, and incorporated herein by reference).

10.9 Confidentiality and No Conflict Agreement between the Company and American Connections, LLC, dated February 28, 2003 (included as Exhibit 10.12 to the Form SB-2/A filed September 15, 2003, and incorporated herein by reference).

10.10 Authorized Subcontractor Agreement between the Company and American Connections, LLC, dated February 28, 2003 (included as Exhibit 10.13 to the Form SB-2/A filed September 15, 2003, and incorporated herein by reference).

10.11 Lease Agreement between the Company and American Connections Florida, LLC, dated May 22, 2003 (included as Exhibit 10.14 to the Form SB-2/A filed September 15, 2003, and incorporated herein by reference).

10.12 Investment Agreement between the Company and Dutchess Private Equities Fund, LP, dated January 9, 2004 (included as exhibit 10.15 to the Form SB-2 filed January 28, 2004, and incorporated herein by reference).

10.13 Registration Rights Agreement between the Company and Dutchess Private Equities Fund, LP, dated January 9, 2004 (included as Exhibit 10.16 to the Form SB-2 filed January 28, 2004, and incorporated herein by reference).

10.14 Placement Agent Agreement between the Company, Dutchess Private Equities Fund, LP, and Charleston Capital Securities, dated January 9, 2004 (included as Exhibit 10.17 to the Form SB-2 filed January 28, 2004, and incorporated herein by reference).

10.15 Consulting Agreement between the Company and W. Scott McBride, dated January 15, 2004 (included as exhibit 99.1 to the Form S-8 filed February 3, 2004, and incorporated herein by reference).

10.16 Corporate Consulting Agreement between the Company and Theodore J. Smith, Jr., dated January 28, 2004 (included as exhibit 99.2 to the Form S-8 filed February 3, 2004, and incorporated herein by reference).

10.17 Consulting Agreement between the Company and Mike DeGirolamo, dated January 5, 2004 (included as exhibit 99.3 to the Form S-8 filed February 3, 2004, and incorporated herein by reference).

10.18 Consulting Agreement between the Company and Jeff Teischer, dated January 5, 2004 (included as exhibit 99.4 to the Form S-8 filed February 3, 2004, and incorporated herein by reference).

10.19 Consulting Agreement between the Company and David Taylor, dated December 12, 2003 (included as exhibit 99.5 to the Form S-8 filed February 3, 2004, and incorporated herein by reference).

10.20 Consulting Agreement between the Company and Pablo Oliva, dated November 12, 2003 (included as exhibit 99.6 to the Form S-8 filed February 3, 2004, and incorporated herein by reference).

10.21 Consulting Agreement between the Company and Tommy Hollman, dated January 27, 2004 (included as exhibit 99.7 to the Form S-8 filed February 3, 2004, and incorporated herein by reference).

10.22 Compensation Agreement between the Company, W. Scott McBride, David Rasmussen, James H. Gilligan, and Scott Gallagher, dated January 29, 2004 (included as exhibit 99.8 to the Form S-8 filed February 3, 2004, and incorporated herein by reference).

10.23 Lease Agreement between the Company and Investments Limited, dated August 25, 2004 (included as exhibit 10.1 to the Form 8-K filed September 9, 2004, and incorporated herein by reference).

10.24 Consulting Agreement between the Company and Pablo Oliva, dated October 26, 2004 (included as exhibit 99.1 to the Form S-8 filed January 11, 2005, and incorporated herein by reference).

10.25 Corporate Consulting Agreement between the Company and Theodore J. Smith, Jr., October 26, 2004 (included as exhibit 99.2 to the Form S-8 filed January 11, 2005, and incorporated herein by reference).

10.26 Subscription Agreement Form (included as exhibit 10.1 to the Form 8-K filed March 24, 2005, and incorporated herein by reference).

10.27 Promissory Note between the Company and Alpha Capital Aktiengesellschaft (included as Exhibit 10.1 to the Form 8-K filed January 5,2006, and incorporated herein by reference).

10.28 Subscription Agreement between the Company and certain subscribers, dated December 29, 2005 (included as Exhibit 10.2 to the Form 8-K filed January 5, 2006, and incorporated herein by reference).

10.29 Guaranty Agreement between the Company and certain lenders, dated December 29, 2005 (included as Exhibit 10.3 to the Form 8-K filed January 5, 2006, and incorporated herein by reference).

10.30 Security Agreement between the Company and certain lenders, dated December 29, 2005 (included as Exhibit 10.4 to the Form 8-K filed January 5, 2006, and incorporated herein by reference).

10.31 Security and Pledge Agreement between the Company and certain lenders, dated December 29, 2005 (included as Exhibit 10.5 to the Form 8-K filed January 5, 2006, and incorporated herein by reference).

10.32 Collateral Agent Agreement between the Company and certain lenders (included as Exhibit 10.6 to the Form 8-K filed January 5, 2006, and incorporated herein by reference).

10.33 Promissory Note between the Company and Richard E. Miller, dated January 3, 2006 (included as Exhibit 10.1 to the Form 8-K filed January 9, 2006, and incorporated herein by reference).

10.34 Stock Purchase Agreement between the Company and Richard E. Miller, dated January 3, 2006 (included as Exhibit 10.2 to the Form 8-K filed January 9, 2006, and incorporated herein by reference).

10.35 Stock Escrow Agreement between the Company, Richard E. Miller, and Lambert & Martineau, attorneys at law, dated January 3, 2006 (included as Exhibit
      10.3 to the Form 8-K filed January 9, 2006, and incorporated herein by reference).

14.1 Corporate Code of Conduct and Ethics (filed as exhibit 14.1 to the Form 10-KSB filed April 14, 2004, and incorporated herein by reference).

21.1 Subsidiaries of the Registrant (filed as exhibit 21.1 to the Form 10-QSB filed November 14, 2005, and incorporated herein by reference).

23.1  Consent of R.E. Bassie & Co.

23.2* Consent of Counsel (contained in Exhibit 5.1)

---------------------

*  To  be  filed  by  amendment

UNDERTAKINGS

(a)   The undersigned registrant hereby undertakes to:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act:

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424
           (b)(ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional changed material information on the plan of distribution.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(g) That for the purpose of determining any liability under the Securities Act to any purchaser:

      (1) If the small business issuer is relying on Rule 430B (ss.230.430B of this chapter):

     (i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3)(ss.230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2),
         (b)(5), or (b)(7) (ss.230.424(b)(2), (b)(5), or (b)(7) of this chapter)
         as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or
         (x)(ss.230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

   (iii) Each prospectus filed pursuant to Rule 424(b)(ss.230.424(b) of this chapter)as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any such document immediately prior to such date first use.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the State of Florida, on May 2, 2006.

                                        FTS Group, Inc.

                                        By: /s/ Scott Gallagher
                                            ------------------------------------
                                        Scott Gallagher
                                        Chief Executive Officer and
                                        Interim Chief Financial Officer


Signature                                      Date

/s/  Scott  Gallagher                          May 2, 2006
-------------------------                      -----------
Scott  Gallagher
Chief  Executive  Officer,
Interim Chief  Financial  Officer,
Director, Chief Accounting Officer


/s/  David  R.  Rasmussen                      May 2, 2006
--------------------------                     -----------
David  R.  Rasmussen
Chief Operating Officer and Director